Exhibit 4.1

Eversource 401k Plan

Plan Document

For Represented and Non-Represented Employees

As Amended and Restated January 1, 2018

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PREAMBLE

WHEREAS, Eversource Energy Service Company and affiliated companies adopted a supplemental retirement and savings plan for their Employees effective as of January 1, 1985, a Tax Reduction Act employee stock ownership plan, effective as of January 1, 1977, and a payroll-based employee stock ownership plan effective as of January 1, 1983, known respectively as the Northeast Utilities Service Company Supplemental Retirement and Savings Plan, the Northeast Utilities Service Company Tax Reduction Act Employee Stock Ownership Plan and the Northeast Utilities Service Company Payroll-Based Employee Stock Ownership Plan;

WHEREAS, Public Service Company of New Hampshire adopted a 401(k) plan for its Employees effective as of July 1, 1985;

WHEREAS, effective March 9, 1992, the Company, in accordance with the provisions of each plan pertaining to amendments and mergers thereof, merged the Northeast Utilities Service Company Tax Reduction Act Employee Stock Ownership Plan and the Northeast Utilities Service Company Payroll-Based Employee Stock Ownership Plan with and into the Northeast Utilities Service Company Supplemental Retirement and Savings Plan;

WHEREAS, following the acquisition of Public Service Company of New Hampshire by Northeast Utilities effective June 5, 1992, the 401(k) Plan of Public Service Company of New Hampshire was merged with and into the Northeast Utilities Service Company Supplemental Retirement and Savings Plan, effective as of January 1, 1993;

WHEREAS, effective January 1, 1997, the Company changed the name of the Northeast Utilities Service Company Supplemental Retirement and Savings Plan to the Northeast Utilities Service Company 401k Plan;

WHEREAS, Yankee Energy System, Inc. adopted a 401(k) Stock Ownership Plan for Employees of certain of its subsidiaries, effective as of July 1, 1989, which was merged into the Plan (as hereinafter defined) effective May 1, 2000, following the merger of Yankee Energy System, Inc. and Northeast Utilities on March 1, 2000;

WHEREAS, effective February 27, 2002, the Plan was amended and restated and a determination letter requested and obtained for the Plan;

WHEREAS, effective January 1, 2006, the Plan was amended to reflect a new Employer contribution based on an Employee’s age and service for which newly hired, Non-Bargaining Employees are eligible, effective for Employment Dates on and after January 1, 2006, and for which other Employees, including Bargaining Employees subject to the terms of their collective bargaining agreements, are eligible beginning January 1, 2007, or applicable later dates;

WHEREAS, effective January 1, 2008, the Company amended and restated the Plan, and requested and obtained a favorable determination letter for the Plan;

WHEREAS, the amended and restated Plan has been amended several times since January 1, 2008 to comply with the Final 415 Regulations, to waive 2009 required minimum distributions, to amend the ESOP provisions, to permit in-Plan Roth 401(k) conversions, and to comply with requests made by the Internal Revenue Service during its review of the Plan for a favorable determination letter;

WHEREAS, effective January 1, 2012, the Company amended and restated the Plan, and requested a favorable determination letter for the Plan;

WHEREAS, effective January 1, 2014, the Company amended and restated the Plan to merge the NSTAR Savings Plan, which was adopted by NSTAR for the benefits of its employees, effective January 1, 1986, into the Plan in connection with the merger of NSTAR and Northeast Utilities on April 10, 2012 and to make other conforming changes to the Plan; and

WHEREAS, effective January 1, 2018, the Company desires to amend and restate the Plan to clarify certain provisions of the Plan.

NOW, THEREFORE, the Company modifies and restates the Eversource 401k Plan, effective January 1, 2018, as follows:

ARTICLE I
NAME OF PLAN

1.1                               The name of this plan, as amended from time to time, shall be the “Eversource 401k Plan” (hereinafter the “Plan”).  The Plan terms as in effect prior to its amendment and restatement effective January 1, 2018, except as otherwise provided herein, shall govern any former Participants and their beneficiaries who do not have Service after December 31, 2017.

ARTICLE II
DEFINITIONS

When used herein, each of the following terms shall have the corresponding meaning set forth below unless a different meaning is plainly required by the context in which a term is used:

“1-Year Break in Service” shall mean a period of twelve (12) consecutive months beginning on the date that an individual’s service with the Employer is severed and during which the individual is not at any time an Employee.  In determining whether an individual has incurred a 1-Year Break in Service, the following rules shall apply:

(a)                                 an individual shall be deemed to be an Employee during any period of time that is treated as a period of employment for purposes of determining “Service” as defined in this Article II;

(b)                                 an individual shall be deemed to be an Employee during any period, not exceeding twenty-four (24) consecutive months, which such Employee is absent from work by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee’s adoption of such child, or (iv) the need for caring for a child referred to in clause (ii) or (iii) immediately following such birth or placement, but only if the Participant has furnished to the Administrator such timely information as may be reasonably required to establish that the absence from work is for one or more of the reasons described in clauses (i) through (iv);

(c)                                  an individual who is transferred from an Employer to an Associate Company which is not a Participating Company shall not be deemed to have severed his or her service until such individual severs from the service of such Associate Company (or from an Employer if he or she is subsequently transferred back to an Employer); and

(d)                                 any period of absence which constitutes leave permitted under the Family and Medical Leave Act of 1993 shall be disregarded.

“Account” shall mean collectively the subaccounts, or sources, set forth in Plan Section 10.2 for a Participant (or former Participant, Beneficiary or Alternate Payee), whether or not such accounts have actually been combined into one account.

“Accrued Balance” shall mean the Vested balance of a Participant’s Account.

“ACP Employer Contributions” shall mean, for purposes of the Actual Contribution Percentage test of Plan Section 10.9 applied to the Fund excluding the ESOP Fund, Employer Contributions made pursuant to Plan Section 8.1, or, for purposes of such test applied to the ESOP Fund, Employer ESOP Contributions allocated pursuant to Plan Section 8.4(a), as the case may be.

“Additional Regular After-Tax Employee Contribution” shall mean any contribution by an Employee to the Fund as provided for in Plan Section 7.3.

“Additional Regular After-Tax Employee Contribution Source Account” shall mean the account of a Participant as provided for in Plan Section 10.2(a).

“Administrator” shall mean the Plan Administration Committee of the Company (as designated by the Board).

“Annual Addition” shall mean the sum of the following amounts credited to a Participant’s account for the Limitation Year under the Plan and any other defined contribution plan maintained by the Employer:

(a)                                 Employer Matching Contributions and Employer ESOP Contributions;

(b)                                 Employee Salary Deferral Contributions (whether mandatory or voluntary, but excluding catch-up contributions as defined in Article VII);

(c)                                  Additional Regular After-tax Employee Contributions;

(d)                                 K-Vantage Contributions;

(e)                                  amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) that is part of a pension or annuity plan maintained by the Employer;

(f)                                   amounts derived from contributions paid or benefits accrued that are attributable to post-retirement benefits allocated to the separate account of a “key employee” (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer; and

(g)                                  amounts allocated under a simplified employee pension plan pursuant to Code Section 408(k)(6).

(h)                                 If no more than one-third of Employer Matching Contributions which are deductible under Code Section 404(a)(9) are allocated to the Accounts of Highly Compensated Participants during a Plan Year, then any Employer Matching Contributions which are applied by the Trustee to pay interest on Stock Obligations, and any Employer Securities which were acquired with Stock Obligations and are allocated as forfeitures, shall not be included in computing Annual Additions.

The term “Annual Additions” shall include Excess Amounts applied under Plan Sections 10.5(a)(iii) and 10.6 in the Limitation Year to reduce Employer Matching Contributions, excess contributions (as described in Code Section 401(k)(8)(B)) and Excess Aggregate Contributions (as described in Code Section 401(m)(6)(B)) (whether or not distributed), and amounts resulting from Plan transactions deemed to be Annual Additions.  The term shall exclude (i) amounts transferred from another qualified plan; (ii) rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16)); (iii)  the repayment of loans made to a Participant by the Plan; (iv) the repayment of cash-out distributions made pursuant to Code Section 411(a)(7)(B); (v) the repayment of distributions of Employee mandatory contributions made pursuant to Code Section 411(a)(3)(D) and repayment of contributions to a governmental plan pursuant to Code Section 415(k)(3); (vi) catch-up contributions made pursuant to Code Section 414(v); (vii) restorative payments for losses due to a breach of fiduciary liability; (viii) Excess Deferrals distributed in accordance with Treasury Regulations Section 1.402(g)-1(e)(2) or (3); (ix) Employee contributions to a qualified cost-of-living arrangement (as described in Code Section

415(k)(2)(B)); and (x) the reinvestment of dividends in employer stock under an employee stock ownership plan pursuant to Code Section 404(k)(2)(A)(iii)(II).

“Associate Company” shall mean any company designated by the Board, not less than ten percent (10%) of whose common stock is held directly or indirectly by Eversource Energy or whose business activities are coordinated with those of the Company through Eversource Energy and any predecessor of or successor to any such company, as set forth in Plan Appendix A.

“Bargaining Employee” shall mean an Employee the terms and conditions of whose employment are governed by a collective bargaining agreement.

“Beneficiary” shall mean a Participant’s surviving Spouse or surviving Same-Sex Life Partner, if any, or any other person designated by a Participant pursuant to Plan Section 12.5 who is entitled to receive any benefits payable hereunder upon the Participant’s death, or the executor or administrator of the Participant’s estate if there is no surviving Spouse or surviving Same-Sex Life Partner and if no other Beneficiary shall have been effectively designated by the Participant.

“Board” shall mean the Board of Directors of the Company.

“Calendar Quarter” shall mean each calendar quarter beginning on the first day of January, April, July or October in each calendar year.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and all Treasury Regulations issued pursuant thereto.

“Co-Fiduciary” shall mean the Investment Management Committee of the Company (as designated by the Board).

“Common Shares” shall mean Employer Securities.

“Company” shall mean Eversource Service Company and its successor or successors.

“Compensation” shall mean an Employee’s actual base pay from the Employer during a Plan Year, including “lump-sum awards” made to an Employee during a Plan Year under the Company’s compensation program, annual cash bonus incentive pay programs, and including retention payments paid to Employees or former Employees of Yankee Gas Services Company on or after December 1, 2000 pursuant to written retention agreements in connection with the merger of Northeast Utilities and Yankee Energy System, Inc., and excluding, under rules uniformly applicable to all Employees similarly situated, pay for overtime, premium pay (such as shift, Saturday, Sunday, or overnight premiums or corresponding exempt adders), license pay, upgrade pay, topper programs, severance pay, executive special pay, stock compensation or other long term compensation, other similar payments, the Employer’s cost for any public or private employee benefit plan, including the Plan, and any earnings or amounts the receipt of which is deferred by an Employee pursuant to a plan or agreement that is not qualified under the Code; provided, however, that unless otherwise specifically stated herein, Compensation shall include amounts deferred under any salary deferral agreement pursuant to Plan Section 7.1 and the amount of any reduction in an Employee’s Compensation that is contributed to a cafeteria plan qualified under Code Section 125. Compensation in excess of $275,000 per annum (as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B)) shall be disregarded.  In no event will Compensation include any Special Lump Sum Collective Bargaining Agreement Bonuses (unless otherwise permitted under Section 7.7) nor amounts paid after a Participant’s termination of employment except for regular pay for services rendered while employed and included in the Participant’s final paycheck.  With respect to Employees who participated in the NSTAR Savings Plan as of December 31, 2013, Compensation shall also include pay for overtime and, with respect to NSTAR Legacy Employees, such additional types of compensation that pursuant to rules uniformly applicable to NSTAR Legacy Employees is recognized as Compensation for purposes of the Plan by the applicable payroll system.

“Election Period” shall mean the period, determined by the Administrator, during which an Employee may elect to become a K-Vantage Opt-In Employee and participate in the K-Vantage Option instead of accruing benefit service in the Retirement Plan.

“Eligibility Service” shall mean an Employee’s “Service,” as defined in this Article II, used for purposes of determining eligibility to receive Employer Matching Contributions and Employer ESOP Contributions under Plan Sections 8.1 and 8.4, respectively.

“Employee” shall mean any person employed by the Employer who receives Compensation other than a pension, severance pay, retainer or fee under contract; provided, however, that persons, the terms and conditions of whose employment are governed by a collective bargaining agreement, shall not be considered Employees hereunder unless such agreement expressly provides for the coverage of such persons hereunder, and provided further that if a Participating Company accepts designation as such with respect to less than all of its employees, only those employees with respect to which such designation has been accepted shall be Employees hereunder.  The term “Employee” shall nevertheless exclude any Non-Benefits Employee.

“Employee Pre-Tax Contribution Source Account” shall mean the account of a Participant as provided for in Plan Section 10.2(b).

“Employee Pre-Tax Contributions” shall mean the pre-tax contributions of a Participant made by the Employer to the Fund as provided for in Plan Section 7.2(a).

“Employee Roth 401(k) Contributions” shall mean the contributions of a Participant made by the Employer to the Fund as provided for in Plan Section 7.2(b).

“Employee Roth 401(k) Contribution Source Account” shall mean the account of a Participant as provided for in Plan Section 10.2(c).

“Employee Salary Deferral Contributions” shall mean the contributions made by the Employer to the Fund as provided for in Plan Section 7.2 consisting of Employee Pre-Tax Contributions and Employee Roth 401(k) Contributions.

“Employer” shall mean the Company and each Participating Company.  Solely for purposes of the limitations set forth in Plan Section 10.5, “Employer” shall mean all members of a controlled group of corporations (as defined in Code Section 414(b) and as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) and as modified by Code Section 415(h)), or affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a member, and all other entities required to be aggregated with the Employer pursuant to Code Section 414(o).

“Employer Matching Contributions” shall mean the contributions made by the Employer to the Fund as provided for in Plan Section 8.1.

“Employer Matching Contribution Source Account” shall mean the account of a Participant as provided for in Plan Section 10.2(d).

“Employer ESOP Contributions” shall mean the contributions made by the Employer to the ESOP Fund as provided for in Plan Sections 8.1 or 8.4.

“Employer Securities” shall mean Common Shares issued by Eversource Energy (or by a corporation which is a member of the same controlled group) that are readily tradable on an established securities market.

“Employment Date” shall mean the date an Employee is first hired for employment by an Employer.

“Entry Date” shall mean the date an Employee is paid for a particular Pay Period.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all regulations issued pursuant thereto.

“ESOP Contribution Source Account” shall mean the account of a Participant as provided for in Plan Section 10.2(d).

“ESOP Employer” shall mean the Company, and each other Participating Company that has elected, by action of its Board of Directors, to participate in making Employer ESOP Contributions, as set forth in Plan Appendix B.

“ESOP Fund” shall mean that portion of the Fund consisting of Common Shares acquired with the proceeds of a Stock Obligation, contributions made by the Employer as provided for in Plan Section 8.4, and assets previously held in the TRAESOP and the PAYSOP before their merger into the Plan, together with all assets attributable to the foregoing.  The ESOP Fund shall include Common Shares contributed by the Employer to the Plan for the purpose of satisfying any Employer ESOP Contribution under Article VIII.  The ESOP Fund shall include the Eversource Common Shares Fund with respect to the portion thereof that is attributable to the accounts of Participants who are or were employed by the Company or by a Participating Company that is a member of the Company’s “controlled group of corporations” (as defined under Code Section 409(l)(4)).  The ESOP Fund is intended to constitute a stock bonus “employee stock ownership plan” as defined in Code Section 4975(e)(7) and shall be invested primarily in Employer Securities.  Effective November 25, 2013, the ESOP Fund merged into the Eversource Common Shares Fund.

“ESOP Participant” shall mean a Participant employed by an ESOP Employer.  A Participant is an ESOP Participant during such time as (a) the requirements of the previous sentence are met, (b)

such Participant’s Employer is an ESOP Employer, and (c) the collective bargaining agreement governing the terms of such Participant’s employment, if any, provides for such participation.

Eversource Common Shares Fund” shall mean that portion of the Fund invested exclusively in the Eversource Common Shares Fund as provided for in Plan Section 9.1.  The Eversource Common Shares Fund is invested primarily in Eversource Energy Common Stock, but also holds cash and cash equivalents to the extent necessary to accommodate daily plan transactions such as investment transfers and distributions.

“Excess Aggregate Contributions” shall mean, for purposes of the Actual Contribution Percentage Test of Plan Section 10.9 applied to the Fund, Employer Matching Contributions and Additional Regular After-Tax Employee Contributions to the Plan in excess of the limit set forth in Code Section 401(m)(2).

“Excess Amount” shall mean the excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

“Excess Deferral” shall mean a Participant’s excess Employee Salary Deferral Contributions over the limit set forth in Code Section 402(g) for the applicable year.

“Fiduciary” shall mean any person (a) who exercises any discretionary authority or control respecting management of the Plan or any authority or discretionary control respecting management or disposition of assets held under the Plan; (b) who renders investment advice for a fee or other compensation, direct or indirect, as to assets held under the Plan or has any authority or responsibility to do so; or (c) who has any discretionary authority or discretionary responsibility in the administration of the Plan, within the meaning of Code Section 4975(e)(3).

“Filing with the Administrator” or “Filing” shall mean an election transmitted to, and accepted by, the Administrator or authorized representative for processing in accordance with uniform and nondiscriminatory procedures established by the Administrator from time to time in accordance with Articles III and IV.  Such procedures may include the use of, but are not limited to, written applications or agreements or other written forms or interactive electronic or telephonic systems.  A Filing shall include an Employee’s election not to participate in the automatic enrollment feature of the Plan and the automatic enrollment of an Employee pursuant to Plan Section 6.2(b).

“Fund” shall mean all funds received by the Funding Agent from the Employer or any Participant, pursuant to the terms hereof, together with all income, profits and increments thereon, and less any expenses, losses and payments therefrom.

“Funding Agent” shall mean one or more trustees, insurance companies or other entities, or any combination of the foregoing, maintaining custody of all or a portion of the Fund.

“Funding Agreement” shall mean one or more trust agreements or insurance contracts, or any combination of the foregoing, pursuant to which the Funding Agent maintains custody of the Fund.

“Highly Compensated Employee” in any Plan Year means an Employee who performed services for the Employer during the Plan Year, was in the top twenty percent (20%) of Employees ranked by Compensation during the immediately preceding Plan Year, and:

(i)                                     during the current or the immediately preceding Plan Year was at any time a Five-Percent Owner of the Employer (“Five-Percent Owner” shall mean any Employee who owns more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent (5%) of the total outstanding combined voting power of all stock of an Employer.  An Employee shall be considered to own stock that he owns directly and also stock that he is deemed to own under Code Section 318 but substituting “5 percent” for “50 percent” in Code Section 318(a)(2)(C)); or

(j)                                    during the immediately preceding Plan Year received Section 415 Compensation in excess of $120,000, as adjusted pursuant to Code Section 415(d).

“Highly Compensated Participant” shall mean any Highly Compensated Employee who is eligible to participate in the Plan.

“Investment Fund” shall mean each of the funds, except for the ESOP Fund, in which all or a portion of the Fund may be invested, as provided for in Plan Section 9.1.

“K-Vantage Compensation” shall mean, solely for purposes of determining the amount of an allocation to a K-Vantage Employee and K-Vantage Opt-In Employee under Plan Section 8.6, the K-Vantage Employee’s or K-Vantage Opt-In Employee’s actual regular earnings plus shift differentials, Sunday premium pay, on-call pay, and overtime earnings (computed at straight-time rates); cash awards received by a non-bargaining unit Employee (and bargaining unit Employee, as negotiated) under any of the incentive pay plans of the Employer that apply to broad Employee or officer-Employee groups, including cash annual incentive awards under the Eversource Energy Employee Annual Incentive Program, or any successor plan, as well as other payments derived from base pay or hours worked (including workers’ compensation, temporary assignment differentials, meal time, rest time, and planned and canceled overtime (at straight-time rates)) as paid on the applicable Pay Date; and any other amounts that the Employee shall be deemed to have earned pursuant to uniform rules adopted by the Administrator, excluding any earnings or amounts the receipt of which is deferred by the K-Vantage Employee or K-Vantage Opt-In Employee pursuant to a plan or agreement that is not qualified under the Code; provided, however, that any Compensation which is deferred by the Employee pursuant to a cash or deferred arrangement qualified under Code Section 401(k) or the amount of any reduction that is contributed by him or her under Code Section 125 or 132(f)(4) shall be regarded as K-Vantage Compensation.  K-Vantage Compensation in excess of $275,000 per annum (as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B)) shall be disregarded.

“K-Vantage Contribution” shall mean a contribution made by an Employer pursuant to Plan Section 8.6.

“K-Vantage Contribution Source Account” shall mean the account of a Participant as provided for in Plan Section 10.2(e).

“K-Vantage Employee” shall mean an Employee of a K-Vantage Employer who:

(a)                                 is not a Re-Hired Retiree and meets the requirements of subsection (i) or (ii) below:

(i)                                     The Employee is a Non-Bargaining Employee hired on or after January 1, 2006, or

(ii)                                  The Employee is (A) a Bargaining Employee of a collective bargaining unit that has not bargained for and agreed to participate in the K- Vantage Option who, by changing job position, job classification or Employers, is no longer a Bargaining Employee, or (B) is a Bargaining Employee whose collective bargaining unit is no longer subject to the terms of a collective bargaining agreement, or

(b)                                 satisfies the requirements of subsection (a)(i) above after transferring employment to a K-Vantage Employer from an Employer which was neither a K-Vantage Employer nor a participating company in the Retirement Plan, or

(c)                                  is a Bargaining Employee but is not a Re-Hired Retiree, and whose collective bargaining unit has agreed to have such Bargaining Employees receive K-Vantage Contribution allocations to their Accounts, or

(d)                                 is not an NSTAR Legacy Employee.

(e)                                  Notwithstanding subsection (a), (b), (c) or (d) above,

(i)                                     with respect to a Re-Employment Date on or after January 1, 2006, a Non-Bargaining Employee whose Employment Date is before January 1, 2006, who terminates employment with an Employer on or after January 1, 2006, but before January 1, 2007, will not be a K-Vantage Employee but will be a K-Vantage Opt-In Employee if he or she returns to employment as a Non-Bargaining Employee on a Re-Employment Date before January 1, 2008, and elects to receive K-Vantage Contribution allocations commencing on the Employee’s K-Vantage Opt-In Entry Date in lieu of accruing credited service in the Retirement Plan, and

(ii)                                  a Re-Hired Retiree who is also a K-Vantage Opt-In Employee will be a K-Vantage Employee upon re-hire.

“K-Vantage Employer” shall mean the Company and each other Participating Company set forth in Plan Appendix C.

“K-Vantage Opt-In Employee” shall mean an Employee of a K-Vantage Employer who meets the requirements of subsection (a), (b) or (c) below:

(a)                                 For Employment Dates and last Re-Employment Dates before January 1, 2006.  An Employee whose Employment Date or last Re-Employment Date is before January 1, 2006, who is not a Re-Hired Retiree, and who is a Non-Bargaining Employee who has elected to receive K-Vantage Contribution allocations commencing on the Employee’s K-Vantage Opt-In Entry Date.

(b)                                 Collective Bargaining Units.  A Bargaining Employee who is not a Re-Hired Retiree (i) whose collective bargaining unit of Employees has bargained for and agreed to allow its members to elect the K-Vantage Option or (ii) who becomes a Transferred Employee on or after January 1, 2006, and, as to (i) and (ii) above, who elects to receive K-Vantage Contribution allocations commencing on the Employee’s K-Vantage Opt-In Entry Date.

(c)                                  Termination in 2006.  A Non-Bargaining Employee whose Employment Date is before January 1, 2006, who terminates employment with an Employer on or after January 1, 2006 but before January 1, 2007, and whose Re-Employment Date, if applicable, is before January 1, 2008 will not be a K-Vantage Employee but will be a K-Vantage Opt-In Employee if he or she returns to employment as a Non-Bargaining Employee and elects to receive K-Vantage Contribution allocations commencing on the Employee’s K-Vantage Opt-In Entry Date.

“K-Vantage Opt-In Entry Date” shall mean the first administratively feasible Entry Date next following the end of the K-Vantage Opt-In Employee’s Election Period, but no sooner than January 1, 2007.

“K-Vantage Option” shall mean the option available to a K-Vantage Opt-In Employee to elect to receive an allocation of a K-Vantage Contribution in lieu of accruing benefit service in the Retirement Plan.

“K-Vantage Service” shall mean an Employee’s Service and shall be used in determining the Employer allocation to a Participant’s Account under Plan Section 8.6, measured in completed years and completed months (expressed as twelfths of years), provided, however, if an Employee severs from the Service of an Employer by reason of a quit, retirement, or discharge and returns to work with an Employer on a Re-Employment Date after December 31, 2005 (or such later date provided by collective bargaining), his or her Service with all Employers before his or her Re-Employment Date shall be disregarded for purposes of determining his or her K-Vantage Service.

Notwithstanding anything in this definition to the contrary, K-Vantage Service for a K-Vantage Opt-In Employee shall be no less than his or her “Service” as defined in this Article II at the time he or she elects to become a K-Vantage Opt-In Employee.  If a K-Vantage Opt-In Employee severs from the service of the Employer by reason of quit, retirement, or discharge, and returns to work with the Employer, his or her service before re-employment shall be disregarded for purposes of determining K-Vantage Service.

“Limitation Year” shall mean the calendar year.

“Maximum Permissible Amount” shall mean the limitation prescribed in Plan Section 10.5, as adjusted pursuant to Plan Section 10.5.

“Named Fiduciaries” shall mean the “named fiduciaries” of the Plan within the meaning of ERISA Section 402(a), as set forth in Plan Section 3.1.

“Non-Bargaining Employee” shall mean an Employee the terms and conditions of whose employment are not governed by a collective bargaining agreement.

“Non-Benefits Employee” shall mean (i) any worker who has signed an employment agreement, independent contractor agreement or other agreement with the Employer stating that such worker is not eligible to participate in the Plan, (ii) any other worker that the Employer treats or classifies as an independent contractor, (iii) any individual who the Employer classifies as an intern or temporary employee, (iv) any individual hired for a period of less than six (6) months; and (v) any individual the Employer designates as a “Non-Benefits Employee” during the period that the worker is so treated or designated.  A worker is treated as an independent contractor if payment for such worker’s services is memorialized, in whole or part, on a Form 1099 and not on a Form W-2 issued by or on behalf of the Employer.  Classification of a worker as an independent contractor by the Administrator shall be final, conclusive and binding and without regard to characterization of the individual as an employee by any court or administrative agency.

“Non-Highly Compensated Participant” shall mean any Employee who is eligible to participate in the Plan and who is not a Highly Compensated Participant.

“NSTAR” shall mean NSTAR, NSTAR LLC and NSTAR Gas and NSTAR Electric, as applicable.

“NSTAR Legacy Employee” shall mean any Employee who meets the requirements set forth in the definition of “NSTAR Legacy Employee” under the Eversource Pension Plan.

“NU Legacy Employee” shall mean any Employee who meets the requirements set forth in the definition of “NU Legacy Employee” under the Eversource Pension Plan.

“Participant” shall mean an Employee who is eligible to participate in the Plan under the terms of Article VI, who has taken all the steps required by said Article VI to participate in the Plan, who files an election (or is enrolled automatically in the Plan) and makes contributions to the Plan in accordance with Plan Section 6.2, and on whose behalf an Employer makes a K-Vantage Contribution, as well as (in defined cases) any former Employee who maintains an Account in the Plan.

“Participating Company” shall mean an Associate Company which has been designated by the Board to participate in the Plan and whose board of directors has accepted such designation, as set forth in Plan Appendix B.

“Pay Date” shall mean the date on which a Participant’s wages or salary for a particular Pay Period is paid by the Employer.

“Pay Period” shall mean the range of days during which the Employee’s wages or salary is earned and paid to the Employee on a Pay Date.

“PAYSOP” shall mean the Northeast Utilities Service Company Payroll-Based Employee Stock Ownership Plan.

“Plan” shall mean this plan: the Eversource 401k Plan.

“Plan Year” shall mean each calendar year ending on December 31.

“Qualified Matching Contribution” shall mean a contribution made by an Employer pursuant to Plan Section 10.10.

“Qualified Non-Elective Contribution” shall mean a contribution made by an Employer pursuant to Article X that meets the requirements of Code Section 401(m)(4)(C).

“Qualified Reservist Distribution” shall mean a distribution of the Employee Salary Deferral Contributions, plus earnings, of an Employee who is a member of a reserve component under Section 101 of Title 37 of the U.S. Code ordered or called to active military duty, after September 11, 2001, for at least one hundred eighty (180) days or for an indefinite period (plus attributable earnings) taken during the period beginning on the date the reservist is ordered or called to active duty and ending at the close of the active-duty period.

“Re-Employment Date” shall mean the date an Employee is re-hired for employment by an Employer after having severed employment, by retirement or otherwise, with all Employers.

“Re-Hired Retiree” shall mean an Employee who (a) terminates employment with an Employer, (b) receives his or her accrued benefit in the Northeast Utilities Service Company Retirement Plan component of the Retirement Plan in a lump sum or commences to receive pension benefits under the Northeast Utilities Service Company Retirement Plan component of the Retirement Plan and (c) returns to employment with an Employer.

“Recordkeeper” shall mean that person or persons designated by the Administrator, pursuant to Plan Section 4.3, to carry out such administrative responsibilities as may be provided for herein.

“Retirement Plan” shall mean the Northeast Utilities Service Company Retirement Plan and with respect to Employees who participate in or participated in the NSTAR Pension Plan, the NSTAR Pension Plan.  Effective January 1, 2015, Retirement Plan shall mean the NUSCO Pension Plan.  Effective July 1, 2018, Retirement Plan shall mean the Eversouce Pension Plan, which includes the following components: the Northeast Utilities Service Company Retirement Plan and the NSTAR Pension Plan.

“Revenue Credit” shall mean the revenue from the Plan’s Investment Funds if any, that are held in the Revenue Credit Account within the Plan and that remain after the payment of Plan expenses.  Periodically, all revenue credits remaining, if any, after the payment of Plan expenses will be reallocated to all eligible Plan participants existing accounts on an ongoing basis.

“Rollover Contribution” shall mean the transfer by rollover to the Rollover Source Account of a Participant or former Participant as provided for in Plan Section 7.5.  A Rollover Contribution may not consist of an amount from the Participant’s Roth individual retirement account, but if it is an amount from a plan operating under Code Section 401(a) containing a qualified Roth contribution program under Code Section 402A will be placed in the Participant’s Roth 401(k) Rollover Source Account.

“Rollover Source Account” shall mean the account of a Participant or former Participant as provided for in Plan Section 10.2(f).

“Roth 401(k) Rollover Source Account” shall mean the account of a Participant or former Participant as provided for in Plan Section 10.2(h).

“Roth 401(k) Conversion Rollover Contribution” shall mean a Direct Rollover within the Plan (and not by the Participant’s contribution from the Plan or another plan that is qualified under Code Section 401(a)) pursuant to the requirements of Code Section 402A(c)(4) by a Participant who is an Employee or a former Employee from the individual’s Employee Pre-Tax Contribution Source Account in the Plan to the  Roth 401(k) Conversion Rollover Source Account established for the individual in the Plan as provided for in Plan Section 10.2(g) and as permitted under Plan Section 7.6.

“Roth 401(k) Conversion Rollover Source Account” shall mean the accounts of a Participant or former Participant as provided for in Plan Section 10.2(g).

“Same-Sex Life Partner” shall mean an individual who is the same sex as an Employee or former Employee and who together with the Employee or former Employee registers with the Administrator declaring under the Plan that such individual and Employee or former Employee:

(a)                                 are joined by civil union under statute or judicial decision in a state which recognizes legal unions of same-sex couples and in which the couple resides and qualifies to enter into such union, or

(b)                                 are in a long-term committed relationship of mutual caring and support which is not solely for the purpose of obtaining or maintaining benefit coverage or protections from the Employer, which declaration shall be established by their submission of a notarized affidavit to the Administrator in cases where subsection (a) does not apply because they do not reside in a state which recognizes legal unions of same-sex couples.

If the Plan relies on a notarized affidavit establishing a same-sex life partnership and either the Employee or former Employee moves to a state which recognizes the legal union, by marriage or civil union, of same-sex couples, by statute or judicial decision, or his or her state of residence subsequently establishes such law by statute or judicial decision, the Employee’s or former Employee’s Same-Sex Life Partner will no longer be recognized by the Plan as his or her Same-Sex Life Partner unless he or she and the Employee or former Employee seek legal union under such statute or judicial decision the first day of the month on or following the lapse of twelve (12) months following the first date on which the couple is eligible to seek such legal union or establish residence in the state, whichever applies.

Where an Employee’s or former Employee’s marriage, civil union, or relationship with his or her Same-Sex Life Partner established by notarized affidavit ends, the Employee or former Employee is required to provide notice to the Plan by supplying decree of divorce or legal separation, or legal termination of civil union (where the relationship was established by subsection (a) above), or affidavit averring that the same-sex life partnership has terminated (where the relationship was established by subsection (b) above), within thirty-one (31) days of separation or termination, as the case may be.  If the Administrator determines, in its sole discretion, that such requirements are not met and that changing the Employee’s or former Employee’s status under the Plan is necessary or desirable under the law, the Plan Administrator may refuse to pay survivor benefits to the former life partner, may refuse to require his or her consent to a beneficiary designation, or may adopt any other reasonable course of action as circumstances dictate.

The Administrator may set forth rules governing the content and manner of furnishing pertinent declarations to the Plan, including affidavits or other evidence, which rules may be changed without prior notice to Employees or former Employees.

“Section 414(s) Compensation” shall mean with respect to any Employee his or her Section 415 Compensation paid during a Plan Year.  The amount of 414(s) Compensation with respect to any Employee shall include 414(s) Compensation during the twelve (12) month period ending on the last day of the Plan Year, except that for any Plan Year the Administrator may determine that Compensation shall only be recognized as of an Employee’s effective date of participation.

414(s) Compensation in excess of $275,000 per annum (as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B)) shall be disregarded.

“Section 415 Compensation”

(a)                                 The term “Section 415 Compensation” shall mean wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income, including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Treasury Regulations Section 1.62-2(c)), and excluding the following:

(i)                                     Employer contributions (other than elective contributions described in Code Section 402(e)(3),  408(k)(6), 408(p)(2)(A)(i), or 457(b)) to a plan of deferred compensation (including a simplified employee pension or a simple retirement account described in Code Section 408(p)) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income) from a plan of deferred compensation;

(ii)                                  amounts realized from the exercise of a nonstatutory stock option or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)                               amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(iv)                              other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 125); and

(v)                                 other items of remuneration that are similar to any of the items listed in (i) through (iv).

(b)                                 For any self-employed individual, the term “Section 415 Compensation” shall mean earned income.

(c)                                  Except as set forth in this definition of Section 415 Compensation, Section 415 Compensation for a Limitation Year is the Section 415 Compensation actually paid or made available during such Limitation Year. For Limitation Years beginning after December 31, 1997, this includes amounts that would be included in income but for an election under Code Section 125(a), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), and for Limitation Years beginning after December 31, 2000, this includes amounts not includible in income by reason of Code Section 132(f)(4). For Limitation Years beginning after December 31, 2001, amounts under Code Section 125 shall not include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the Employer’s health plan. For Limitation Years beginning on or after July 1, 2007, “Section 415 Compensation” includes the following additional amounts paid after the Limitation Year:

(i)                                     Amounts earned but not paid, solely because of the timing of Pay Periods and Pay Dates, until the first few weeks of the next Limitation Year, provided such amounts are not included in the following Limitation Year.

(ii)                                  Amounts paid to an Employee within two and one-half (2½) months after the Employee’s severance from Employment Date, or, if later, the end of the Limitation Year that includes the Employee’s severance from Employment Date, that would have been Section 415 Compensation if paid during the Limitation Year, provided that (A) the payment is regular compensation for services that would have been paid to the Employee if he or she had continued in employment with the Employer, (B) the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued, or (C) the payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

(iii)                               Amounts paid to (A) an individual who does not currently perform services for the Employer by reason of qualified military service (as defined in Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if he or she had continued to perform services for the Employer rather than entering qualified military service; or (B) a Participant who is permanently and totally disabled, as defined in Code Section 22(e)(3), provided that salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period, or the Participant was not a Highly Compensated Employee, as defined in Code Section 414(q), immediately before becoming disabled.

(iv)                              Back pay, as defined in Treasury Regulations Section 1.415(c)-2(g)(8), shall be treated as Section 415 Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included in the definition of Section 415 Compensation.

(d)                                 Section 415 Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant in the

Plan to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.

(e)                                  The term “Section 415 Compensation” for any Limitation Year shall not reflect compensation in excess of the limitation under Code Section 401(a)(17) that applies to such Limitation Year.

“Service” shall mean the entire period of an Employee’s employment with an Employer, measured in completed years and completed months (expressed as twelfths of years), subject, however, to the following rules:

(f)                                   any period of employment with the Employer prior to any period of consecutive 1-Year Breaks in Service shall be disregarded if (i) on the last day of such period of consecutive 1-Year Breaks in Service the Employee did not have a vested right to any part of his Employer Matching Contribution Source Account and (ii) such Employee’s period of severance from the service of the Employer equals or exceeds the greater of (A) his Service prior to such period of consecutive 1-Year Breaks in Service (excluding any period of Service not required to be taken into account under this rule by reason of any prior period of consecutive 1-Year Breaks in Service) or (B) five (5) years of Service;

(g)                                  if an Employee incurs five (5) consecutive 1-Year Breaks in Service, Service after such five (5) year period shall not be taken into account for purposes of vesting in that portion of the balance of such Employee’s K-Vantage Contribution Source Account or his or her  Employer Matching Contribution Source Account that accrued before such five (5) year period;

(h)                                 any period of contiguous prior service with an Associate Company shall be treated as a period of employment with an Employer;

(i)                                     any period of contiguous prior service with a corporation (or any predecessor of such corporation) designated by the Board (i) that is merged or consolidated with Eversource Energy or any Employer or (ii) substantially all of whose assets are acquired by Eversource Energy or any Employer shall be treated as a period of employment with an Employer;

(j)                                    if an Employee severs from the service of an Employer in order to serve in the military forces of the United States and returns to work with an Employer within the period during which his re-employment rights are guaranteed by applicable federal law, his period of absence while in such military service shall be treated as a period of employment with an Employer;

(k)                                 if an Employee severs from the service of an Employer by reason of a quit, retirement, or discharge and returns to work within twelve (12) months after the date on which he was first absent from service (by reason of the severance or otherwise), his period of severance shall be treated as a period of employment with an Employer;

(l)                                     any period of absence not in excess of one (1) year for any reason other than quit, retirement, discharge, or death, such as vacation, holidays, leave of absence, or layoff, shall be treated as a period of employment with an Employer; and

(m)                             for Participants not employed by Public Service Company of New Hampshire or North Atlantic Energy Service Corporation on June 5, 1992, no period of employment with the Public Service Company of New Hampshire or North Atlantic Energy Service Corporation prior to June 5, 1992 shall be treated as a period of employment with an Employer; for Participants not employed by a Yankee Employer on March 1, 2000, no period of employment with a Yankee Employer prior to March 1, 2000 shall be treated as a period of employment with an Employer; and for Participants not employed by NSTAR on April 10, 2012, no period of employment with NSTAR prior to April 10, 2012 shall be treated as a period of employment with an Employer.

“Special Lump Sum Collective Bargaining Agreement Bonus” shall mean a cash bonus awarded to a Bargaining Employee Participant pursuant to the negotiated terms of a ratified collective bargaining agreement.  Except as otherwise provided in Section 7.7 of the Plan, bonus awards are otherwise excluded from Compensation.

“Spouse” shall mean an Employee’s or former Employee’s legal spouse as recognized pursuant to federal law.  An Employee or former Employee is required to provide notice to the Administrator that he or she no longer is married by supplying a decree of divorce or legal separation within thirty (30) days of its issuance.

“Stock Obligation” shall mean indebtedness arising from any extension of credit to the ESOP Fund obtained for the purpose of buying Common Shares or for the purpose of repaying all or any portion of any outstanding Stock Obligation.

“Suspense Account” shall mean an unallocated account equal to the sum of all Excess Amounts for all Participants during the Limitation Year.

“Total Disability” shall mean the date payments are scheduled to commence to be paid to the Participant (or former Participant) under Eversource Flexible Benefits Plan or an Employer sponsored long-term disability plan or policy, or any successor plan.  Notwithstanding the foregoing, the term “Total Disability” shall include any disability which qualifies a Participant to be considered totally and permanently disabled for purposes of receiving disability income benefits under Title II of the Social Security Act, as amended.

“TRAESOP” shall mean the Northeast Utilities Service Company Tax Reduction Act Employee Stock Ownership Plan.

“TRAESOP/PAYSOP Source Account” shall mean the account of a Participant as provided for in Plan Section 10.2(i).

“Transferred Employee” shall mean a Bargaining Employee whose Employment Date occurs before January 1, 2006, who is a member of a collective bargaining unit of Employees that has not bargained for participation in the K-Vantage Option, and who becomes a Non-Bargaining Employee without any interruption in service to the Employer.

“Unallocated Stock Account” shall mean the account provided for in Plan Section 8.3.

“Valuation Date” shall mean each day on which the New York Stock Exchange is transacting business, and any other date fixed by the Administrator.

“Vested” shall mean the portion of a Participant’s Account that is nonforfeitable.

“Yankee Bargaining Unit Employee” shall mean an Employee of a Yankee Employer the terms and conditions of whose employment are governed by a collective bargaining agreement.

“Yankee Non-Bargaining Unit Employee” shall mean an Employee of a Yankee Employer other than a Yankee Bargaining Unit Employee.

“Yankee Employer” shall mean Yankee Energy System, Inc., Yankee Gas Services Company, Yankee Energy Services Company, Southbridge Power & Thermal, L.L.C., and R. M. Services, Inc.

ARTICLE III
FIDUCIARY RESPONSIBILITIES

3.1                               Named Fiduciaries.  The Administrator and the Co-Fiduciary shall be the Named Fiduciaries with the complete discretionary authority to control and manage the operation and administration of the Plan, within the meaning of ERISA Section 402(a).  Except to the extent that authority may be vested in others under the Plan or pursuant to the procedure for the delegation of authority set forth in Plan Section 3.3, the Administrator shall have the authority and responsibilities described in Article IV and the Co-Fiduciary shall have the authority and responsibilities described in Article V.

3.2                               Duties of Fiduciaries.  Each Named Fiduciary and each other Fiduciary to whom authority is delegated under the Plan or pursuant to the procedure set forth in Plan Section 3.3 shall discharge duties with respect to the Plan:

(a)                                 solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

(b)                                 with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

(c)                                  in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA.

3.3                               Delegation of Responsibilities.  Each Named Fiduciary may designate persons other than Named Fiduciaries to carry out fiduciary responsibilities (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) under the Plan.  Any such delegation shall be in writing and shall clearly identify the delegate and the authority or responsibility being delegated. Such delegation shall be mailed or delivered to the delegate, and a copy thereof, signed or otherwise acknowledged by the delegate, shall be filed with the Secretary of the Company, who shall maintain a permanent record thereof, but whose responsibilities under the Plan shall not extend beyond the maintenance of such record.

3.4                               Multiple Fiduciary Capacities.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

3.5                               Provision of Services.  Each Named Fiduciary may retain counsel and provide for such clerical, medical, financial and other services as may be required for the effective administration of the Plan.

3.6                               Liability for Acts and Omissions of Co-Fiduciaries.  No Fiduciary under the Plan shall be liable for an act or omission of another person in carrying out any Fiduciary responsibility where such Fiduciary responsibility is allocated to such other person by the Plan or pursuant to a procedure established in the Plan, except as otherwise provided in ERISA Section 405.

3.7                               Reliance.  Each Fiduciary shall be entitled to rely upon all tables, valuations, certificates, opinions and reports which shall be furnished by the Funding Agent, or which shall be furnished by any accountant, auditor, counsel or other expert who shall be employed or engaged hereunder.

3.8                               Indemnification.  The Company shall indemnify and hold harmless the Administrator and the Co-Fiduciary, and any other Fiduciary with respect to the Plan, if he is, or was at the time of the act or failure to act in question, a director, officer or Employee of an Employer, from any liability, claim, demand, suit or action of any type, including without limitation reasonable attorneys’ fees, arising from any action or failure to act, provided that such person acted in good faith, in a manner he reasonably believed to be in the best interests of the Employer or of the Participants and Beneficiaries of the Plan and consistent with the provisions of the Plan and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe the conduct was unlawful.

3.9                               Agent for Service of Process.  The Secretary of the Company shall be the agent for service of legal process in connection with any claim or proceeding relating to the Plan.

ARTICLE IV
ADMINISTRATION

4.1                               Administrator.  The Administrator is hereby designated as the “Administrator” of the Plan within the meaning of ERISA Section 3(16)(A), and, in such capacity, shall have all the powers, duties and responsibilities delegated to such person(s) under the provisions of the Plan and under the provisions of Part 1 of Subtitle B of Title I of ERISA (Reporting and Disclosure).

4.2                               Bonding.  The Administrator, or his delegee, shall be responsible for ensuring that every Fiduciary of the Plan and every Plan official, as defined in ERISA Section 412, shall be bonded in the manner and to the extent required by said ERISA Section 412.

4.3                               Recordkeeping.  The Administrator shall keep, or cause to be kept, such records of all of the proceedings and acts and such other books and data and perform all such acts as may be necessary for proper administration of the Plan.  In addition, to the extent required by ERISA Section 107, the Administrator shall maintain records on all matters on which disclosure is required which will provide in sufficient detail the necessary basic information and data from which the documents required to be filed with the Secretary of Labor may be verified, explained, or clarified and checked for accuracy and completeness for a period of not less than six (6) years after the documents are or would have been due for Filing.  Pursuant to Plan Section 3.3, all or any part of the foregoing responsibilities may be delegated to the Recordkeeper.

4.4                               Administration of Plan.  Subject to the procedure set forth in Plan Section 3.3, the Administrator shall have sole responsibility for all aspects of the administration of the Plan, except for matters relating to the investment of Plan assets described in Article V.  Said responsibility shall include, without limitation, the handling of eligibility and enrollment of Participants in the Plan and all matters relating to allocations to Accounts; provided, however, that the Administrator shall be empowered to delegate to the Recordkeeper such duties as are set forth herein.  Subject to the provisions of the Funding Agreement, the Administrator shall determine the amounts and the manner in which the funds of the Plan shall be disbursed and shall so direct the Funding Agent making disbursements hereunder.  The Administrator shall have complete discretionary authority to interpret any provision of the Plan and shall entertain appeals from decisions of the Vice President — Human Resources of the Company pursuant to the procedure specified in Article XVI.  All decisions and determinations of the Administrator shall, to the extent permitted by law, be final, conclusive and binding upon all persons having an interest in the Plan.  The Administrator shall keep such records of proceedings and actions hereunder as it deems necessary to accurately reflect the same.  Any act which the Plan authorizes or requires the Administrator to do may be done by a majority of the members of said committee at the time acting hereunder, and the action of such majority expressed by a vote at a meeting, or in writing without a meeting, shall constitute the action of said committee and shall have the same effect for all purposes as if assented to by all of the members of the committee at the time in office.

4.5                               Expenses.  Except as set forth below, all expenses incurred in the administration of the Plan shall be paid by the Employer to the extent forfeitures are not used to pay such expenses.  All investment-related expenses of the Fund, and any other expenses of a trustee necessitated by the terms of any particular investment option (which expenses may be charged only against assets held by such trustee for such investment option), and commissions paid with respect to the purchase or sale of Common Shares for the Fund, shall be paid from the Fund unless voluntarily paid by the Employer.  Any commissions paid from the Fund with respect to the sale of Common Shares held in an Account or the purchase of Common Shares for an Account, other than Common Shares held in or purchased for the Common Shares Fund, shall be charged to such Account.

In addition, unless the Employer elects to pay such expenses, the Plan shall pay any expenses incurred in the administration of the Plan that are reimbursable to the Plan pursuant to a plan expense reimbursement agreement between the Co-Fiduciary and Fidelity Institutional Retirement Services Company, dated as of January 1, 1996, or similar arrangements that may be entered into from time to time, pursuant to which Plan expenses for administrative services may be reimbursed by service providers who charge a standard fee for their services based in part on services available to but not being utilized by the Plan, and who are willing to reimburse the Plan’s expenditures to other service providers for such services.

ARTICLE V
FUNDING OF PLAN

5.1                               Responsibilities of Co-Fiduciary.  The Co-Fiduciary shall be responsible for all matters relating to the funding of the Plan and the overseeing of the investment of Plan assets, including the selection of Investment Funds pursuant to Plan Section 9.1 with the advice and consent of the Administrator.  The Co-Fiduciary may, pursuant to the procedure set forth in Plan Section 3.3, delegate authority and responsibility to one or more persons, including without limitation any investment manager within the meaning of ERISA Section 3(38).  The Co-Fiduciary shall obtain from each such investment manager written acknowledgment of its status as such an investment manager, a copy of which shall be filed with the Secretary of the Company.  From time to time the Co-Fiduciary shall evaluate the investment performance of each Funding Agent hereunder.

5.2                               Control of Plan Assets.  Except to the extent otherwise provided herein, each Funding Agent shall have exclusive authority and discretion to manage and control the assets of the Plan paid over to it pursuant to Article XVII.

5.3                               Appointment and Removal of Funding Agents.  Subject to the approval of the Board, the Co-Fiduciary shall have authority to engage any additional Funding Agent or to terminate the services of any Funding Agent.

5.4                               Separate Accounting.  Although all assets under the Plan may be combined in the Fund, a separate accounting shall be made showing the allocation of such assets to each Employer.

5.5                               Reports to Board.  The Co-Fiduciary shall prepare at least annually a report for submission to the Board showing in reasonable summary the portfolio and investment performance for the Fund, and shall evaluate the Funding Agent and Investment Funds for the past year or such shorter period as is covered by such report, and any further information which the advisory committee may request.

ARTICLE VI
PARTICIPATION

6.1                               Eligibility Requirements.

(a)                                 Other Than K-Vantage Contributions.  Effective January 1, 2014, each Employee of the Employer shall be eligible to participate in the Plan, other than for the purpose of receiving allocations of K-Vantage Contributions, as of his or her Employment Date, or Re-Employment Date, with a Participating Company. Prior to January 1, 2014, the eligibility provisions of the prior Plan or the NSTAR Saving Plan, as applicable applied.

(i)                                     K-Vantage Employees.  Each Employee who is a K-Vantage Employee shall be eligible to receive K-Vantage Contribution allocations to his or her K-Vantage Contribution Source Account as of the first administratively feasible Entry Date coinciding with or next following the date as of which the individual first becomes an Employee or is no longer subject to the terms of a collective bargaining agreement, or upon his or her Re-Employment Date, as applicable.

(ii)                                  K-Vantage Opt-In Employees.  Each Employee who is a K-Vantage Opt-In Employee shall be eligible to receive K-Vantage Contribution allocations to his or her K-Vantage Contribution Source Account as of his or her applicable K-Vantage Opt-In Entry Date.

6.2                               Entry.

(a)                                 Contributions by Employees.  The Administrator shall notify each Employee of his or her eligibility to participate in the Plan upon meeting the requirements of Plan Section 6.1 or 6.5 and shall provide him or her an opportunity to become a Participant and make contributions under Article VII.  An Employee who desires to become a Participant shall make a Filing with the Administrator indicating his or her contribution choices under Article VII and his or her initial election of Investment Funds as provided for in Plan Section 9.2.

(b)                                 Effective Date.  A Filing shall be effective not later than the second Entry Date following the later of the date on which the Employee first becomes eligible to participate hereunder and the date of his or her Filing, and an Account will be established for the Participant in the Plan at such time. Notwithstanding the above, any Non-Bargaining Employee (and Bargaining Employees pursuant to the terms of such Bargaining Employee’s collective bargaining agreement) whose Employment Date is on or after January 1, 2006, who does not make a Filing within sixty (60) days following his or her Employment Date will be enrolled automatically in the Plan effective not later than the second Entry Date following the expiration of such sixty (60) day period.  Such automatic enrollment will provide for an automatic Employee Pre-Tax Contribution of three percent (3%) of the Employee’s Compensation and an election to have one hundred percent (100%) of his or her Account invested as provided in Plan Section 9.2.  The Participant may modify (or eliminate) the automatic Employee Pre-Tax Contribution or investment selection, pursuant to the provisions of Plan Sections 6.3 and 9.2, respectively, at any time.  Notwithstanding the foregoing, any NSTAR Legacy Employee shall not be automatically enrolled pursuant to this Plan Section 6.2(b).

(c)                                  Employer Allocations Under Plan Section 8.6.  An Account will be established for each Employee who receives an allocation under Plan Section 8.6 and who has not made a Filing.  An Employee who receives an allocation under Plan Section 8.6 and who has not made a Filing under subsection 6.2(a) above will have his or her allocations under Plan Section 8.6 invested as provided in Plan Section 9.2.

6.3                               Changes in Contribution Choices.

(a)                                 Contribution choices under Article VII may be changed by a Participant from time to time by making a Filing with the Administrator indicating such changes.

(b)                                 Changes in contribution choices shall be effective as of, and shall not result in a deduction from any paycheck distributed prior to, the first or second Entry Date following the date that the Filing with the Administrator is made.

(c)                                  Notwithstanding the foregoing, the Administrator may reduce prospectively Employee Salary Deferral Contributions and Additional Regular After-Tax Employee Contributions at any time if the Administrator determines that any such reduction is necessary to prevent an Excess Deferral, to ensure that the Annual Additions for any Plan Year will not exceed the limitations of Plan Sections 10.5 and 10.6 or to ensure that the anti-discrimination requirements of Code Sections 401(k) and 401(m), as set forth in Plan Sections 10.7 and 10.9, are met for such Plan Year, and the terms of the corresponding salary deferral agreement will be deemed to be modified accordingly.

(d)                                 A Participant may make a Filing with the Administrator to suspend or reactivate, in either case on a prospective basis, his or her Employee Salary Deferral Contributions and Additional Regular After-Tax Employee Contributions, such Filing to become effective as a change to the Participant’s contribution choices and the corresponding salary deferral agreement as of, and not to affect any paycheck distributed prior to, the first or second Entry Date following the date that the Filing is made.

6.4                               Termination of Participation.  Any Employee who shall become a Participant in accordance with the provisions of Plan Sections 6.1 and 6.2 shall cease to be a Participant (unless provided otherwise herein) as of the date on which such Employee’s Service with the Employer is severed (determined without regard to whether there is a 1-Year Break in Service).  The transfer of an Employee from one Employer to another Employer shall not in any way affect his status as a Participant.  A transfer between one Employer and another shall not be considered a termination of employment for any purpose under the Plan.

6.5                               Resumption of Participation.  An Employee who is not a Participant by reason of Plan Section 6.4 shall again become eligible to be a Participant as of the date on which he again becomes an Employee.

6.6                               Change of Employee Status.  An Employee who is a K-Vantage Employee or a K-Vantage Opt-In Employee will no longer be eligible to receive K-Vantage Contribution allocations to his or her Account effective for K-Vantage Compensation paid on and after the date he or she transfers to an Employer who is not a K-Vantage Employer or to a position that is subject to the terms of a collective bargaining agreement and that does not provide for participation in the K-Vantage Option.

ARTICLE VII
CONTRIBUTIONS BY EMPLOYEES

7.1                               Salary Deferral Elections.  Each Participant may make a salary deferral Filing with the Administrator which, when accepted by the Employer, shall be a salary deferral agreement applicable to all future payroll periods, until amended as provided herein.  Pursuant to any such salary deferral agreement, the Participant shall agree to defer a portion of his Compensation from the Employer, as Employee Salary Deferral Contributions, on a pre-tax basis, as Employee Pre-Tax Contributions, and/or on an after-tax basis, as Employee Roth 401(k) Contributions, at a respective percentage, rounded to the nearest one-tenth of one percent (0.1%), not less than one-tenth of one percent (0.1%) nor more than fifty percent (50%) of his or her Compensation, not to exceed for any taxable year the dollar limitation contained in Code Section 402(g) for such taxable year (as adjusted).  A salary deferral Filing may also contain, in the case of a Participant who will have attained age fifty (50) during the taxable year for which the election is made, an election by the Participant to defer an additional portion of his Compensation from the Employer, in the form of Employee Salary Deferral Contributions, or Additional Regular After-Tax Employee Contributions under Plan Section 7.3, in an amount equal to any percentage, rounded to the nearest one-tenth of one percent (0.1%), not less than one-tenth of one percent (0.1%) nor more than fifty percent (50%) of his Compensation, in accordance with and subject to the dollar limitations and other rules of Code Section 414(v) (“Catch-Up Contributions”), provided the Participant is otherwise prohibited, by Plan Year end, from making additional Employee Salary Deferral Contributions or Additional Regular After-Tax Employee Contributions under the Plan.  Employee Salary Deferral Contributions treated as “catch-up contributions” shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415, and the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of such catch-up contributions.

If a Participant enters into a salary deferral agreement with the Employer for a given Plan Year, his Compensation for such Plan Year for all purposes under the Plan, except as otherwise expressly provided herein, shall be equal to his Compensation before application of the salary deferral agreement.  For purposes of any other plan or benefits arrangement of the Employer, the Participant’s Compensation shall be equal to his Compensation before application of the salary deferral agreement.

Effective November 25, 2013, a Participant may enter into a salary deferral agreement that includes an automatic annual increase to such deferral(s), in an amount equal to any percentage, rounded to the nearest one-tenth of one percent (0.1%), not less than one-tenth of one percent (0.1%) nor more than fifty percent (50%) of his Compensation.

7.2                               Types of Employee Salary Deferral Contributions.

(a)                                 Employee Pre-Tax Contributions.  Except as provided in Plan Section 7.1, Compensation shall be deferred under Plan Section 7.1 on a pre-tax basis, and shall be held in the Participant’s Employee Pre-Tax Contribution Source Account.

(b)                                 Employee Roth 401(k) Contributions.  A Participant (other than a Bargaining Employee whose  collective bargaining group has not agreed to the provisions herein) may make a Filing with the Administrator pursuant to Plan Section 7.1 in which the Participant shall agree to make a salary deferral for a portion of his Compensation from the Employer on an after-tax basis, to be designated as an Employee Roth 401(k) Contribution, and not as an Additional Regular After-Tax Employee Contribution.  Such contributions shall be separately accounted for and held in the Participant’s Employee Roth 401(k) Contribution Source Account.  A Participant’s Employee Roth 401(k) Contributions to the Plan shall be one hundred percent (100%) vested and nonforfeitable at all times.

7.3                               Additional Regular After-Tax Employee Contributions.  A Participant may make a Filing with the Administrator to contribute to the Plan a portion of his Compensation from the Employer on an after-tax basis (other than as an Employee Roth 401(k) Contribution), to be designated as Additional Regular After-Tax Employee Contributions, in an amount equal to any percentage not less than one-tenth of one percent (0.1%) and rounded to the nearest one-tenth of one percent (0.1%) of his Compensation; provided, however, that the sum of the rates of Employee Salary Deferral Contributions and the rate of Additional Regular After-Tax Employee Contributions (other than “catch-up” contributions) of a Participant shall not exceed fifty percent (50%) of his Compensation.  An amount equal to a Participant’s Additional Regular After-Tax Employee Contributions shall be allocated to his Additional Regular After-Tax Employee Contribution Source Account.  Any Additional Regular After-Tax Employee Contributions in excess of the limitation imposed by this Plan Section 7.3 shall be returned to the Participant.

7.4                               Contribution to Plan.  Employee Salary Deferral Contributions and Additional Regular After-Tax Employee Contributions shall be made by deductions from the payroll of the Participant and shall be paid by the Employer to the Funding Agent as of the earliest date on which such contributions can reasonably be segregated from the general assets of the Employer; provided that in no event shall the date determined pursuant to this provision occur later than the fifteenth (15th) business day of the month following the month in which such contributions would otherwise have been payable to the Participant in cash (the “Maximum Time Period”), unless an Employer extends the maximum time period as provided in 29 C.F.R. Section 2510.3-102(d).  Additional Regular After-Tax Employee Contributions, shall not be matched by contributions of the Employer as provided for in Plan Sections 8.1 and 8.4.  Notwithstanding the foregoing, a Participant may not defer 100% of his Compensation in Employee Salary Deferral Contributions and Additional Regular After-Tax Employee Contributions in the aggregate and must have sufficient Compensation for the Employer to withhold for the Participant’s Compensation any required employment and income taxes and elected benefit deductions.

7.5                               Rollover Contributions.  A Participant (which term includes for this purpose a former Employee of a Participating Company, other than Connecticut Yankee Atomic Power Company, with a remaining Account but only if the rollover amount is a lump sum distribution from the Retirement Plan) may roll over to the Fund in cash, by Rollover Contribution, to be held in his or her Rollover Source Account, in accordance with Code Section 402(c), any eligible rollover distribution from an eligible retirement plan for which the Employee (or former Employee) is the distributee by Direct Rollover or within sixty (60) days following the date of the Participant’s receipt thereof from the eligible retirement plan, to the extent permitted by the Code; provided, however, that a Rollover Contribution of any amount consisting of contributions made by the Participant to a plan operating under a qualified trust described in Code Section 401(a) containing a qualified Roth contribution program under Code Section 402A will be placed in the Participant’s Roth 401(k) Rollover Source Account.  In the case of a series of distributions to a Participant within one (1) taxable year which qualifies as a rollover amount, the sixty (60) day period provided in the preceding sentence shall be measured from the day following the last such distribution.  The Administrator may require such information or documentation with respect to any rollover amount hereunder as it deems necessary or desirable.  Each of the terms used in this Plan Section 7.5 for which a definition is not provided shall be defined as provided in Plan Section 12.12.  A Rollover Contribution to the Plan will be permitted by a former Employee who has terminated service with the Employer, provided the Accrued Balance of the former Employee’s Account is at least $1,000 before the Rollover Contribution is made.

7.6                               Roth 401(k) Conversion Rollover Contributions.  A Participant  may rollover to the Fund, in kind and not in cash, by Roth 401(k) Conversion Rollover Contribution, to be held in his or her Roth 401(k) Conversion Rollover Source Account, amounts from his or her Employee Pre-Tax Contribution Source Account, in accordance with Code Section 402A(c)(4)(E) for which the Employee (or former Employee) is the distributee by Direct Rollover only; provided, however, that the rollover may only be made with respect to amounts in the Plan that are currently distributable to the Employee (provided that no distribution from the Employee’s Pre-Tax Contribution Source Account is permissible unless the Employee has attained age 59 ½) and to a former Employee under Article XII.  For purposes of this Plan Section 7.6, a “Participant” does not include a Beneficiary unless he or she is the surviving Spouse of the Employee or former Employee and shall not include an Alternate Payee unless he or she is the Spouse or former Spouse of the Employee or former Employee.

7.7                               Bargaining Employees Voluntary Pre-tax Contribution Cash Payments.  A Participant who is a Bargaining Employee may from time to time be eligible for a bonus pursuant to the terms of a ratified collective bargaining agreement.  If the terms of the required ratified collective bargaining agreement require the Employer to permit a special salary deferral from a Special Lump Sum Collective Bargaining Agreement Bonus, Participants eligible for a Special Lump Sum Collective Bargaining Agreement Bonus may make a special salary deferral election of up to 100% of the cash payment as a one-time pre-tax contribution to his/her Eversource 401(k) plan.  Any special deferral election must be made timely and in compliance with any instructions provided by the Administrator, including but not limited to, the timely submission of an election deferral form.  Collective Bargaining Agreement Sign-on Bonuses shall be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.

ARTICLE VIII
CONTRIBUTIONS BY THE EMPLOYER

8.1                               Employer Matching Contributions.

(a) Non-NSTAR Legacy Employee: The Employer shall make an Employer Matching Contribution on behalf of a Participant who is not an NSTAR Legacy Employee for that portion of a Plan Year, if any, during which the Participant both has completed six (6) months of Eligibility Service and is an ESOP Participant, equal to one hundred percent (100%) of such Participant’s Employee Salary Deferral Contributions pursuant to Plan Section 7.1, to the extent of such Participant’s Employee Salary Deferral Contributions not in excess of three percent (3%) of the Participant’s Compensation for such portion of the Plan Year, reduced by any value allocated to such Participant’s ESOP Contribution Source Account prior to November 25, 2013, if any, in Common Shares pursuant to Plan Section 8.4(a) for such portion of the Plan Year.

(b) NSTAR Legacy Employee: Notwithstanding, and in lieu of, the foregoing, the Employer shall make an Employer Matching Contribution for each NSTAR Legacy Employee equal to fifty percent (50%) of such Participant’s Employee Salary Deferral Contributions pursuant to Plan Section 7.1, to the extent of such Participant’s Employee Salary Deferral Contributions not in excess of eight percent (8%) of the Participant’s Compensation.

(c) For avoidance of doubt, Employee Salary Deferral Contributions for purposes of receiving Employer Matching Contributions under this Section 8.1 shall include only Employee Pre-Tax Contributions and Employee Roth 401(k) Contributions (and Catch-up Contributions are not eligible for Employer Matching Contributions). All Employer Matching Contributions shall be paid to the Funding Agent at such intervals as are determined by the Co-Fiduciary to be reasonable, but not less often than annually.  Employer Matching Contributions for a Plan Year shall be placed in the Fund no later than as required by law.  All Employer Matching Contributions are invested in the Eversource Common Shares Fund at the time of the initial allocation to a Participant’s Account, subject to Participant directed diversification under Section 9.3.  The Eversource Common Shares Fund will use “unit accounting” for accounting and recordkeeping purposes.  Units will represent the value of both the shares of Eversource Common Stock and any cash and cash equivalents held in the ESOP Component.  The cash portion is necessary to accommodate daily plan transactions such as investment transfers and distributions.  The Co-Fiduciary shall direct the Trustee with regard to the target percentage range of the Eversource Common Shares Fund that shall be held in cash.  Information regarding the balance of Participants’ or Beneficiaries’ ESOP Source Account and Employer Matching Contribution Source Accounts will be communicated in units in the Participant statement, on the voice response system, and on the Plan’s web site.

(d) Notwithstanding the foregoing no Employer Matching Contribution may be made with respect to any Excess Deferral (as defined in Plan Section 8.7(a)) or Excess Employee Salary Deferral Contribution (as defined in Plan Section 10.7(b)) or any Employee Salary Deferral Contribution which is returned to the Participant pursuant to Plan Section 10.5.

8.2                               Employee Salary Deferral Contributions.  In consideration of each salary deferral agreement by a Participant pursuant to Plan Section 7.1, the Employer shall make an Employee Salary Deferral Contribution to the Plan, to be allocated to such Participant’s Employee Pre-Tax Contribution Source Account and Employee Roth 401(k) Source Account, as applicable, for the relevant Plan Year, in an aggregate amount equal to the total of the Participant’s Compensation from the Employer which was deferred during the Plan Year pursuant to the salary deferral agreement.  In consideration of a special salary deferral agreement by a Participant pursuant to a Special Lump-Sum Collective Bargaining Agreement Bonus in Plan Section 7.7, the Employer may make an Employee Salary Deferral Contribution to the Plan pursuant to the terms of the governing collective bargaining agreement.

8.3                               Unallocated Stock Account.  An Unallocated Stock Account shall be maintained in which the Plan’s holdings of Common Shares which have been purchased for the ESOP Fund on credit, whether or not such Common Shares are pledged as collateral, shall be segregated until payments on the corresponding Stock Obligations permit their release in accordance with Plan Section 8.5.  Any dividends with respect to such segregated Common Shares which are paid by Eversource in the form of additional Common Shares shall also be segregated in the Unallocated Stock Account and thereafter treated in the same manner as the underlying segregated Common Shares.  Effective November 25, 2013, there was no outstanding Stock Obligation and any portion of the Fund invested in all Common Shares are held in the Eversource Common Shares Fund.

8.4                               Employer ESOP Contributions.  The Employer shall contribute Employer ESOP Contributions to the ESOP Fund in amounts sufficient to pay, as they become due, all currently maturing obligations under Stock Obligations.  Effective November 25, 2013, there was no outstanding Stock Obligation.

Common Shares released from the Unallocated Stock Account for any Plan Year pursuant to Plan Section 8.5, other than Common Shares which are allocated to ESOP Participants’ ESOP Contribution Source Accounts or to TRAESOP/PAYSOP Source Accounts pursuant to Plan Section 10.3, shall be allocated among ESOP Participants in the following manner:

(a)                                 First, to each ESOP Participant, Common Shares with a fair market value equal to sixty-six and two-thirds percent (66 2/3%) of the ESOP Participant’s Employee Salary Deferral Contributions for that portion of the Plan Year, if any, during which such Participant both has completed six (6) months of Eligibility Service and is an ESOP Participant; provided that, for purposes of such calculation, the amount of any Employee Salary Deferral Contributions for such portion of the Plan Year in excess of three percent (3%) of the ESOP Participant’s Compensation for such portion of the Plan Year shall be disregarded; and

(b)                                 Second, any Common Shares released from the Unallocated Stock Account for any Plan Year pursuant to Plan Section 8.5, (other than allocations under Plan Section 10.3) and not allocated under subsection (a) above shall be allocated to each such ESOP Participant on the basis of the percentage that such ESOP Participant’s Compensation during that part of the Plan Year in which he was an ESOP Participant is of the total Compensation of all such ESOP Participants for that part of the Plan Year in which they were ESOP Participants.

(c)                                  To the extent that such Common Shares so released from the Unallocated Stock Account for any Plan Year are insufficient to match fully the ESOP Participant’s Employee Salary Deferral Contributions set forth in Plan Section 8.4(a) above, Common Shares shall be allocated to the extent needed to fulfill such match from Common Shares that have been contributed by the Employer to the Plan or Common Shares the Plan acquires with Employer cash contributions that are not used to repay a Stock Obligation.  Any such contribution of Common Shares or cash used for such match shall also be considered an Employer ESOP Contribution and shall be considered to have been allocated pursuant to such Plan Section 8.4(a).

A Stock Obligation made to the ESOP Fund by a disqualified person or any Stock Obligation guaranteed by a disqualified person shall be an “exempt loan,” which satisfies the conditions of this Plan Section 8.4.  Any exempt loan shall be for a specific term and may not be payable at the demand of any person, except in the case of default.  Any exempt loans must be made without recourse against the Plan, and primarily for the benefit of Participants and Beneficiaries.  Only Common Shares acquired with the proceeds of an exempt loan or prior exempt loan paid with the proceeds of the current exempt loan may be given as collateral.  No person entitled to payment under an exempt loan shall have any right to Plan assets other than collateral given for the exempt loan; contributions, other than of Employer Securities, that are made under the Plan to meet its obligations under the exempt loan; and earnings attributable to such collateral and the investment of such contributions.  The interest rate on the exempt loan shall not be in excess of a reasonable interest rate.  The interest rate of the exempt loan and the price of the Common Shares acquired with the proceeds of the exempt loan should not be such that the Plan assets will be drained off.  The proceeds of the exempt loan will be used within a reasonable period of time to acquire Common Shares, repay the exempt loan, or repay a prior exempt loan.  Payments made on an exempt loan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less payments made in prior years and shall be accounted for separately until the exempt loan is repaid.  In the event of default, the value of Plan assets transferred in satisfaction of the exempt loan may not exceed the amount of default.  If a default involves a disqualified person, the assets transferred cannot exceed the payment schedule of the exempt loan.  The Common Shares acquired with the proceeds of the exempt loan will be added to and maintained in a Suspense Account until withdrawn.  The Common Shares released from the Suspense Account shall be allocated to Participant Accounts in Common Shares or other non-monetary units, rather than dollar amounts.  If the portion of an Account is forfeited, the Common Shares must be forfeited only after other assets, and if more than one (1) class of Common Shares subject to the exempt loan provisions has been allocated to a Participant’s Account, the Plan must forfeit the same proportion of each such class.  In no event shall the Plan obligate itself to acquire Common Shares from a particular security holder at an indefinite time determined upon the happening of an event (such as the death of the shareholder).  Notwithstanding the foregoing, effective November 25, 2013, there was no outstanding Stock Obligation.  The Eversource Common Shares Fund will use “unit accounting” for accounting and recordkeeping purposes.  Units will represent the value of both the shares of Eversource Energy Common Stock and any cash and cash equivalents held in the ESOP Component.  The cash portion is necessary to accommodate daily plan transactions such as investment transfers and distributions.  The Co-Fiduciary shall direct the Trustee with regard to the target percentage range of the Eversource Common Shares Fund that shall be held in cash.  Information regarding the balance of Participants’ or Beneficiaries’ ESOP Source Account and Employer Matching Contribution Source Accounts

will be communicated in units in the Participant statement, on the voice response system, and on the Plan’s web site.

8.5                               Release of Shares for Allocation.  For each Plan Year in which Employer ESOP Contributions, earnings on contributions and/or cash dividends on Common Shares are applied to satisfy a portion of a Stock Obligation, a certain number of Common Shares held in the Unallocated Stock Account attributable to such Stock Obligation shall be released for allocation to the Participant’s ESOP Contribution Source Account or TRAESOP/PAYSOP Source Accounts in accordance with Plan Section 8.4 or 10.3, as the case may be.  The number of Common Shares released with respect to payments on such Stock Obligation shall bear the same ratio to the number of Common Shares attributable to the Stock Obligation which are then in the Unallocated Stock Account (prior to the release) as (a) the aggregate amount of all principal and interest payments made on such Stock Obligation in the Plan Year bears to (b) the sum of the payments described in clause (a) plus the total remaining principal and interest payments required (or projected to be required on the basis of the interest rate in effect at the end of the Plan Year) to satisfy such Stock Obligation.  For this purpose, each Stock Obligation, together with the Common Shares purchased in connection with it and any stock dividends on such Common Shares, shall be considered separately from each other Stock Obligation and associated Common Shares.  Notwithstanding the foregoing, if a Stock Obligation provides for equal annual principal payments, and has a term not in excess of ten (10) years, the number of Common Shares to be released in respect thereof may be determined solely with reference to principal payments thereon.  Effective November 25, 2013, there was no outstanding Stock Obligation.

8.6                               K-Vantage Contributions.  The Employer shall make a K-Vantage Contribution to the Account of each K-Vantage Employee (and to each K-Vantage Opt-In Employee), to be allocated to his or her K-Vantage Contribution Source Account.  No NSTAR Legacy Employee shall be eligible for a K-Vantage Contribution unless or she otherwise becomes a K-Vantage Employee.  The K-Vantage Contribution shall be in an amount equal to the total of the K-Vantage Employee’s or K-Vantage Opt-In Employee’s K-Vantage Compensation earned as paid on the applicable Pay Date for the applicable Pay Period, multiplied by such Participant’s applicable percentage, determined with reference to the sum of the K-Vantage Employee’s or K-Vantage Opt-In Employee’s years and full months of age and K-Vantage Service, in accordance with the following table:

Sum of Age Plus K- Vantage Service in Years	Applicable Percentage
Less than 40	2.5%
40 through 59	4.5%
60 and greater	6.5%

(a)                                 January 1 Determination Date.  For purposes of making a K-Vantage  Contribution for any Plan Year, the K-Vantage Employee’s or K-Vantage Opt-In Employee’s age and K-Vantage Service will be determined on January 1 of the Plan Year to which the K-Vantage  Contribution relates, and shall apply to all K-Vantage Contributions on behalf of the Employee for the Plan Year.  The K-Vantage Employee’s or K-Vantage Opt-In Employee’s years and whole months of age and K-Vantage Service will be combined and rounded down to a whole number of years, which is then multiplied by the applicable percentage, to determine the applicable K-Vantage Contribution for the Pay Date.

(b)                                 Vesting.  A Participant who is a K-Vantage Employee or K-Vantage Opt-In Employee who completes three (3) years of Service (five (5) years of Service for a Participant who does not have Service on or after January 1, 2007) shall have a nonforfeitable right to the funds held in his or her K-Vantage Contribution Source Account.  Notwithstanding the foregoing, any Participant who is actively employed by the Public Service Company of New Hampshire on December 31, 2017 and whose employment terminates on or after December 31, 2017 as a result of the PSNH divesture and sale of the generating assets of the Public Service Company of New Hampshire shall become fully vested in the balance of such Participant’s K-Vantage account as of the last day of employment of such Participant.

Such K-Vantage Contribution shall be paid to the Funding Agent at such intervals as are determined by the Co-Fiduciary to be reasonable, but not less often than annually, and K-Vantage Contributions for a Plan Year shall be placed in the Fund no later than twelve (12) months following the end of the Plan Year.

8.7                               Excess Employee Salary Deferral Contributions.

(a)                                 Excess over Code Section 402(g) Limit. In the event that the dollar limitation contained in Code Section 402(g) is exceeded with respect to any Participant for any calendar year, not later than April 15 of the following calendar year the Administrator shall distribute the Excess Deferral (plus any income and minus any loss allocable thereto) to such Participant and designate such distribution as a distribution of an Excess Deferral (plus any income and minus any loss allocable thereto), provided  that the Administrator has received the notice prescribed in Plan Section 8.7(b).  Excess Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Deferrals shall be determined in the same manner in which income or loss is allocated to Participants’ Accounts under Plan Section 10.3, consistent with Treasury Regulations Section 1.402(g)-1(e)(5) (or successor regulations thereto). In allocating the Excess Deferral between Employee Pre-Tax Contributions and Employee Roth 401(k) Contributions, the excess shall be made first, pro rata, from contributions not matched under Plan Sections 8.1 and 8.4(a), and thereafter, pro rata, from contributions upon which a matching contribution was made under those Sections.

The amount of Excess Deferral with respect to a Participant for any calendar year shall be reduced by the amount of any Excess Employee Salary Deferral Contributions (as defined in Plan Section 10.7(b)) previously distributed to such Participant for the Plan Year beginning with or within the calendar year.

(b)                                 Notice by Participant.  It shall be the responsibility of the Participant to notify the Administrator of any Excess Deferral for a calendar year.  Such notice shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrator; shall specify the amount of the Excess Deferral and its allocation between Employee Pre-Tax Contributions and Employee Roth 401(k) Contributions; shall state that if the Excess Deferral is not distributed, such excess shall be includable in the Participant’s gross income under Code Section 402(g); and shall be submitted to the Administrator not later than March 1 of the following calendar year.  A Participant shall be deemed to have notified the Administrator of an Excess Deferral to the extent such Participant has an Excess Deferral for a calendar year, taking into account only Employer Salary Deferral Contributions under the Plan and any other plans of an Employer subject to Code Section 402(g).

8.8                               USERRA Make-up Contributions.  In addition to any Employee Salary Deferral Contributions made in accordance with Plan Section 7.1, or Additional Regular After-Tax Employee Contributions under Plan Section 7.3, a Participant who is re-employed by his or her Employer following a period of qualified military service may elect to make a salary deferral Filing and have such Employer make Employee Salary Deferral Contributions on his or her behalf in accordance with this Section or may make Additional Regular After-Tax Employee Contributions; provided such Employee Salary Deferral Contributions and Additional Regular After-Tax Employee Contributions do not exceed the maximum amount of Employee Salary Deferral Contributions and Additional Regular After-Tax Employee Contributions that would have been permitted in accordance with the limitations of Plan Sections 7.1, 7.3 and 10.5 and Code Sections 402(g), 404(a) and 415, as applicable, during such Employee’s period of qualified military service if such Employee:

(a)                                 had continued to be employed by such Employer during such period; and

(b)                                 received Compensation or K-Vantage Compensation, as applicable, from such Employer equal to:

(i)                                     the Compensation or K-Vantage Compensation the Employee would have received during such period if the Employee were not in qualified military service, based on the rate of pay the Employee would have received from such Employer but for the absence; or

(ii)                                  if the Compensation or K-Vantage Compensation the Employee would have received during such period is not reasonably certain, the Employee’s average Compensation from the Employer during the twelve (12) month period immediately preceding the period of qualified military service (or the period of employment immediately preceding the period of qualified military service, if shorter).

Employee Salary Deferral Contributions and Additional Regular After-Tax Employee Contributions made in accordance with this Section shall be net of any Employee Salary Deferral Contributions and Additional Regular After-Tax Employee Contributions actually made during an Employee’s period of qualified military service.  Any Employee Salary Deferral Contributions on behalf of a Participant and Additional Regular After-Tax Employee Contributions pursuant to this Plan Section 8.8 shall be made during the period which begins on the date of re-employment of such Employee with his or her Employer and the duration of which is equal to the lesser of (i) three (3) times the period of qualified military service and (ii) five (5) years.

An Employer shall make Employer Matching Contributions under Plan Sections 8.1 and 8.4 with respect to any additional Employee Salary Deferral Contributions made in accordance with this Section which would have been required had such Employee Salary Deferral Contributions actually been made during the period of qualified military service; provided such

Employer Matching Contributions do not exceed the maximum amount of Employer Matching Contributions that such Employer would have been permitted to make on behalf of such Participant in accordance with the limitations of Plan Section 10.5 and Code Sections 404(a) and 415 during such Participant’s period of qualified military service.  In addition, a K-Vantage Employer may make K-Vantage Contributions to the Account of a K-Vantage Employee or K-Vantage Opt-In Employee on Compensation or K-Vantage Compensation the Employee would have received if the Employee returns to employment within the applicable time set forth in the USERRA.

Any Employee Salary Deferral Contributions, Additional Regular After-Tax Employee Contributions, K-Vantage Contributions or Employer Matching Contributions made by an Employer on behalf of a Participant pursuant to this Plan Section 8.8 shall not be subject to any otherwise applicable limitation contained in Code Section 402(g), 404(a), or 415 and shall not be taken into account in applying such limitations to other contributions or benefits under the Plan or any other plan maintained by such Employer with respect to the year in which such contributions are made.  Any such Employee Salary Deferral Contributions and Employer Matching Contributions shall not be taken into account, either for the Plan Year in which they are made or for the Plan Year to which they relate, for purposes of Plan Sections 10.7, 10.9 or ARTICLE XX and for purposes of Code Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b), or 416.

No provision of this Plan Section 8.8 shall be construed to require any crediting of earnings to a Participant’s Account with respect to any Employee Salary Deferral Contribution, Additional Regular After-Tax Employee Contribution or Employer Matching Contribution before such contribution is actually made or any allocation of any forfeiture with respect to a period of qualified military service.

For purposes of this Section, “Qualified Military Service” means service entitling an individual to re-employment rights under USERRA, provided such individual is re-employed or initiates re-employment with an Employer within the period prescribed by USERRA.  For purposes of this Section and Plan Section 13.4(f)(i), “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, 38 U.S.C. Sections 4301 et seq., as in effect on December 12, 1994 (without regard to any subsequent amendment).

An election by a Participant to have his or her Employer make additional Employee Salary Deferral Contributions or Additional Regular After-Tax Employee Contributions on his or her behalf pursuant to this Plan Section 8.8 shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrator.

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and services credits with respect to qualified military service shall be provided in accordance with Code Sections 414(u) and 401(a)(37).

ARTICLE IX
INVESTMENT OF CONTRIBUTIONS

9.1                               Investment Funds.  The Fund shall be divided into two (2) or more Investment Funds as shall be specified from time to time by the Co-Fiduciary.  One such Investment Fund shall be designated the Eversource Common Shares Fund and shall be invested exclusively in Common Shares, except for such portion as may be invested in short-term assets to provide liquidity in accordance with the Funding Agreement.  With respect to such Eversource Common Shares Fund, the Funding Agreement shall provide that cash dividends received shall be reinvested in Common Shares and that rights to purchase Common Shares received by the Funding Agent shall be exercised to the extent that funds are available in the Eversource Common Shares Fund, and that any other rights or non-cash distributions (other than dividends in the form of Common Shares) shall be sold and the proceeds invested in Common Shares. The Employer may allocate Revenue Credits to eligible Participants to the various Investment Funds in which the participant’s account is invested.

9.2                               Allocation of Contributions to Investment Funds.  A Participant shall make a Filing with the Administrator with respect to how Employee Pre-Tax Contributions and Additional Regular After-Tax Employee Contributions to his or her Accounts shall be allocated among the Investment Funds, and shall make a separate Filing with respect to how K-Vantage Contributions and Employee Roth 401(k) Contributions shall each be allocated among the Investment Funds.  Such election shall cover, without limitation, such contributions to such Accounts of the Participant that are invested in the portion of the ESOP Fund that consists of the Eversource Common Shares Fund.  Allocations to Investment Funds shall be in five percent (5%) increments.  Each such election shall become effective not later than the second Entry Date next following the date of the Filing with the Administrator. Employer Matching Contributions under Plan Section 8.1 to a Participant’s Account shall be allocated among the Investment Funds in the same proportion as the Participant shall have elected with respect to his Employee Pre-Tax Contributions and Additional Regular After-Tax Employee Contributions, subject to an initial allocation in the Eversource Common Shares Fund under Section 8.4 and the Participant’s diversification election under Section 9.3.  In the absence of a separate Filing, K-Vantage Contributions on behalf of a Participant and/or Employee Roth 401(k) Contributions made by the Participant will be invested among the same Investment Funds that the Participant elected for Employee Pre-Tax Contributions and Additional Regular After-Tax Employee Contributions.  In the absence of any Employee Filing, or if a Filing did not allocate one hundred percent (100%) of the contributions to which a Filing relates, the contributions for which a Filing was not made shall be invested in the default fund designated by the Co-Fiduciary.

9.3                               Transfers of Investments.

(a)                                 Non-ESOP/TRAESOP/PAYSOP Source Accounts.  A Participant (including, for purposes of this Plan Section 9.3 and Plan Section 9.6, a former Participant or Beneficiary with a remaining Account) may make a Filing with the Administrator to reallocate amounts previously allocated to his or her Account, other than amounts held in his or her ESOP Contribution Source Account or TRAESOP/PAYSOP Source Account, among the Investment Funds at any time, subject to reasonable restrictions on excessive trading.

(b)                                 ESOP /PAYSOP/TRAESOP Source Accounts.  Effective January 1, 2007, an Employee who has completed three (3) years of Service may make a Filing with the Administrator at any time to reallocate any portion of the funds held in his or her ESOP Contribution Source Account and TRAESOP/PAYSOP Source Account in and among the investment options, which funds may not be transferred back to the ESOP Contribution Source Account or TRAESOP/PAYSOP Source Account.  Effective November 25, 2013, the three (3) years of Service restriction shall not apply and an Employee may make a Filing with the Administrator at any time to reallocate any portion of the funds held in his or her ESOP Contribution Source Account and TRAESOP/PAYSOP Source Account in and among the investment options, which funds may not be transferred back to the ESOP Contribution Source Account or TRAESOP/PAYSOP Source Account.  A Participant who is no longer an Employee, a Beneficiary of a deceased Participant and an Alternate Payee may make a Filing with the Administrator at any time to reallocate any portion of the funds held in his or her ESOP Contribution Source Account and TRAESOP/PAYSOP Source Account in and among the investment options, which funds may not be transferred back to the ESOP Contribution Source Account or TRAESOP/PAYSOP Source Account.  If the sum of the Eversource Energy Common Shares held in a Participant’s ESOP Contribution Source Account and his or her TRAESOP/PAYSOP Source Account is less than one (1) whole share, and the Participant is no longer an Employee, or is the Beneficiary of a deceased Participant or is an Alternate Payee, then the value of the fractional share of Eversource Energy Common Shares shall be reallocated to the designated default Investment Fund for the Participant.  Each such election under this subsection (b) shall become effective not later than the end of the business day following the date of the Filing.  The liquidation of any Common Shares pursuant to such election shall take place on the effective date of the election and the proceeds shall be reinvested promptly following settlement of the liquidation transaction.

(c)                                  The Plan offers Participants at least three investment options, other than Employer Securities, each of which is diversified and has materially different risk and return characteristics.

9.4                               Valuations.  As of the close of business on each Valuation Date, the Fund, and each of the underlying Investment Funds of the Fund, shall be valued by the Funding Agent on the basis of current market value in accordance with the provisions of the Funding Agreement.

9.5                               ERISA Section 404(c). The Company intends the Plan to qualify as a “Section 404(c) Plan” as defined in Department of Labor regulations.  In furtherance thereof, the instructions of Participants with respect to their investments in the Eversource Common Shares Fund shall not be revealed to any officer of the Employer or supervisor of the Participant except with the consent of the Participant or as may be necessary for officers or supervisors to fulfill such duties as they may have under the Plan.  The Administrator shall establish procedures designed to safeguard the confidentiality of information relating to the purchase, holding and sale of Common Shares, and the exercise of voting, tender and similar rights with respect thereto, by Participants (including, for purposes of this Plan Section 9.5, a former Participant or Beneficiary with a remaining Account).  The Administrator shall be responsible for ensuring that such procedures meet the applicable requirements of ERISA Regulation Section 2550.404c-1(d)(2).  In the event the Administrator determines that a particular situation involves a potential for undue Employer influence upon Participants within the meaning of ERISA Regulation Section 2550.404c-1(d)(2), the Administrator shall promptly appoint an independent fiduciary to perform the role of the Administrator and carry out activities with respect to such situation.  Such independent fiduciary shall not be a person affiliated with an Employer within the meaning of ERISA Regulation Section 2550.404c-1(e)(3).

9.6                               Funding Agent Limitations. The rights of a Participant to allocate his Account among investment options shall be subject to such limitations as may be imposed by the Co-Fiduciary in accordance with the provisions of Funding Agreements and other agreements entered into with Investment Fund providers.

9.7                               Merger of Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan. Effective May 1, 2000, the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan (“Yankee Plan”) was merged into the Plan.  The Co-Fiduciary effected the transfer of trust assets between the plans, and provided for the continuance or discontinuance of the various investment options under the Yankee Plan and reinvestment into investment options under the Plan of Yankee Plan account balances invested in Yankee Plan investment options that were discontinued.  The Administrator transferred account balances of Yankee Plan participants into accounts under the Plan, and maintains separate accounts as necessary to preserve Participants’ rights with respect to Yankee Plan account balances and to separately account for Yankee Plan contributions and income thereon as necessary to administer the Plan in accordance with ERISA and the Code. Allocations of prior account balances under the Yankee Plan to accounts under the Plan shall not be considered Annual Additions for purposes of Plan Section 10.5.

9.8                               Merger of NSTAR Savings Plan. Effective January 1, 2014, the NSTAR Savings Plan (“NSTAR Plan”) was merged into the Plan.  The Co-Fiduciary effected the transfer of trust assets between the plans, and provided for the continuance or discontinuance of the various investment options under the NSTAR Plan and reinvestment into investment options under the Plan of NSTAR Plan account balances invested in NSTAR Plan investment options that were discontinued.  The Administrator transferred account balances of NSTAR Plan participants into accounts under the Plan, and maintains separate accounts as necessary to preserve Participants’ rights with respect to NSTAR Plan account balances and to separately account for NSTAR Plan contributions and income thereon as necessary to administer the Plan in accordance with ERISA and the Code. Allocations of prior account balances under the NSTAR Plan to accounts under the Plan shall not be considered Annual Additions for purposes of Plan Section 10.5.

ARTICLE X
ALLOCATION OF CONTRIBUTIONS, FORFEITURES AND DIVIDENDS

10.1                        Notice to Recordkeeper.  As of each Entry Date, the Administrator shall deliver to the Recordkeeper a list of all Employees who became Participants after the last preceding Entry Date together with the Entry Date for each such Employee and the amount of contributions by or on behalf of each such Employee.  As of such Entry Date, the Administrator shall also notify the Recordkeeper in writing of all changes in the list of Participants, and shall notify said Recordkeeper of the amount of contributions by or on behalf of each Participant.

10.2                        Accounts.  The Recordkeeper shall open the following source accounts on behalf of each Participant, to be held as subaccounts within the Participant’s Account in the Plan:

(a)                                 Additional Regular After-Tax Employee Contribution Source Account.  The Recordkeeper shall credit to each Participant’s Additional Regular After-Tax Employee Contribution Source Account (i) his contributions to the Fund pursuant to Plan Section 7.3, including accruals thereon pursuant to Plan Section 10.3, and (ii) such portion of amounts deposited in the Fund prior to January 1, 1989 that constituted after-tax contributions transferred to the Plan, including accruals thereon prior to such date of deposit, together with accruals thereon pursuant to Plan Section 10.3.

(b)                                 Employee Pre-Tax Contribution Source Account.  The Recordkeeper shall credit to each Participant’s Employee Pre-Tax Contribution Source Account all Employee Salary Deferral Contributions pursuant to Plan Sections 7.1 and 8.2, made on a pre-tax basis under Plan Section 7.2(a), including accruals thereon pursuant to Plan Section 10.3, made on behalf of the Participant.

(c)                                  Employee Roth 401(k) Contribution Source Account.  The Recordkeeper shall credit to each Participant’s Employee Roth 401(k) Contribution Source Account the Participant’s Employee Roth 401(k) Contributions pursuant to Plan Sections 7.2(b) and 8.2, including accruals thereon pursuant to Plan Section 10.3, made on behalf of the Participant.

(d)                                 Employer Matching Contribution Source Account.  The Recordkeeper shall credit to each Participant’s Employer Matching Contribution Source Account all Employer Matching Contributions pursuant to Plan Section 8.1, including accruals thereon pursuant to Plan Section 10.3, made on behalf of the Participant.  The Employer Matching Contribution Account shall include a subaccount referred to as the ESOP Contribution Source Account for Common Shares allocated to such Participant pursuant to Plan Section 8.4 and Common Shares attributable to dividends thereon pursuant to Plan Section 10.3.

(e)                                  K-Vantage Contribution Source Account.  The Recordkeeper shall credit to each Participant’s K-Vantage Contribution Source Account the K-Vantage  Contributions made by the Employer pursuant to Plan Section 8.6 to the Participant’s Account, including accruals thereon pursuant to Plan Section 10.3.

(f)                                   Rollover Source Account.  The Recordkeeper shall credit to each Participant’s Rollover Source Account the amounts deposited in the Fund on behalf of a Participant pursuant to Plan Section 7.4 (other than amounts consisting of contributions made by the

Participant to a plan (other than the Plan) operating under a qualified trust described in Code Section 401(a) containing a qualified Roth contribution program under Code Section 402A) and amounts deposited in the fund prior to January 1, 1989 which constituted transfers to the Plan from another qualified plan, together with accruals thereon pursuant to Plan Section 10.3.

(g)                                  Roth 401(k) Conversion Rollover Source Account.  The Recordkeeper shall credit to each Participant’s Roth 401(k) Conversion Rollover Source Account the amounts converted in the Fund on behalf of a Participant pursuant to Plan Section 7.6 from the Participant’s Account that is not a Roth 401(k) Contributions Source Account to the Roth 401(k) Conversion Rollover Source Accounts, together with accruals thereon pursuant to Plan Section 10.3.

(h)                                 Roth 401(k) Rollover Source Account.  The Recordkeeper shall credit to each Participant’s Roth 401(k) Rollover Source Account the amounts deposited in the Fund on behalf of a Participant pursuant to Plan Section 7.5 consisting of contributions made by the Participant to a plan (other than the Plan) operating under a qualified trust described in Code Section 401(a) containing a qualified Roth contribution program under Code Section 402A, together with accruals thereon pursuant to Plan Section 10.3.

(i)                                     TRAESOP/PAYSOP Source Account.  The Recordkeeper shall credit to each Participant’s TRAESOP/PAYSOP Source Account the assets previously held in the Participant’s account(s) under the TRAESOP and the PAYSOP before their merger into the Plan and assets allocable to the Participant’s TRAESOP/PAYSOP Source Account pursuant to Plan Section 10.3.

10.3                        Allocation of Accruals, Forfeitures and Dividends.  As of each Valuation Date, the Funding Agent shall determine the amount of the net accruals to each Investment Fund since the preceding Valuation Date, which net accruals shall consist of any earnings therefrom, any increase in market value thereof, and other accretions thereon, less losses, decreases in market value, expenses, and other proper deductions.  The Funding Agent shall notify the Recordkeeper of the foregoing amounts within a reasonable time after their determination.  The Recordkeeper shall allocate net accruals in each of the Investment Funds to each Participant’s Account, as of the Valuation Date, on the basis of the percentage that the amount of each Participant’s Account invested in such Investment Fund on the Valuation Date, prior to the allocation of any contributions made since the last preceding Valuation Date, is to the total amount of all Participants’ Accounts invested in such Investment Fund on the Valuation Date, prior to the allocation of any contributions made since the last preceding Valuation Date.

As of each Valuation Date, the Recordkeeper shall determine the amount of forfeitures, if any, pursuant to Plan Sections 12.2 and 10.10(b), since the last preceding Valuation Date.  The amount of such forfeitures as of each Valuation Date, if any, attributable to K-Vantage Contributions shall be treated as K-Vantage Contributions and shall reduce the amount of K-Vantage Contributions that the K-Vantage Employer would otherwise contribute to the Fund. All other forfeitures may be used to reinstate any forfeited amounts to a former Participants who is entitled to have such forfeitures reinstated, to pay Plan expenses, and to reduce future Employer contributions.

While any Stock Obligation is outstanding, any cash dividends received on Common Shares allocated to a Participant’s ESOP Contribution Source Account, and, to the extent so directed by the Co-Fiduciary, any cash dividends received on Common Shares allocated to a Participant’s TRAESOP/PAYSOP Source Account, shall be used to satisfy the outstanding Stock Obligation(s) as directed by the Co-Fiduciary, and any Common Shares released from the Unallocated Stock Account pursuant to Plan Section 8.5 on account of application of such dividends to pay Stock Obligations shall be allocated to such Participant’s ESOP Contribution Source Account or TRAESOP/PAYSOP Source Account, as the case may be; provided, however, that shares with a fair market value of not less than the amount of the cash dividend which would have been allocated to such Participant’s ESOP Contribution Source Account must be allocated to such Participant’s ESOP Contribution Source Account and shares with a fair market value of not less than the amount of the cash dividend which would have been allocated to such Participant’s TRAESOP/PAYSOP Source Account must be allocated to such Participant’s TRAESOP/PAYSOP Source Account, and the ESOP Employers  shall make any contribution necessary to allow this proviso to be satisfied.  Any cash dividends received on Common Shares allocated to a Participant’s ESOP Contribution Source Account or TRAESOP/PAYSOP Source Account which are not applied in accordance with the provisions of the foregoing sentences shall be allocated to such Account and used to purchase Common Shares or shall be paid to such Participant on a quarterly basis, at the direction of the Co-Fiduciary.  Notwithstanding the foregoing, if any Participant has so elected pursuant to the terms of the TRAESOP and/or PAYSOP or, effective November 25, 2013, regarding the Participant’s ESOP Contribution Source Account, any cash dividends received on Common Shares allocated to such Participant’s TRAESOP/PAYSOP Source Account and ESOP Contribution Source Account shall instead be paid to such Participant on a quarterly basis pursuant to the procedures under Section 404(k) of the Code.

Any dividends in the form of additional Common Shares received on Common Shares allocated to a Participant’s ESOP Contribution Source Account or TRAESOP/PAYSOP Source Account shall be allocated to such ESOP Contribution Source Account or TRAESOP/PAYSOP Source Account, as the case may be.  Any cash dividends received on Common Shares held in the Unallocated Stock Account shall be used to satisfy Stock Obligations.

10.4                        Notice to Participants.  Within a reasonable time after the end of each Calendar Quarter, the Recordkeeper shall notify each Participant of (a) the amount credited to his Account under Plan Section 10.2 since the end of the preceding Calendar Quarter; (b) the amount credited to his Account under Plan Section 10.3 since the end of the preceding Calendar Quarter; and (c) the total amount credited to his Account since the end of the preceding Calendar Quarter.

10.5                        Limitation.  Anything herein to the contrary notwithstanding, in no event shall the sum of Annual Additions to a Participant’s Account under the Plan and under any other defined contribution plan maintained by the Employer in any Plan Year be greater than the “Maximum Permissible Amount,” which shall mean the following amount as adjusted pursuant to this Plan Section 10.5: the lesser of $50,000 (which amount shall be subject to an annual cost-of-living adjustment as provided by the Treasury Regulations in effect from time to time under Code Section 415), or one hundred percent (100%) of the Participant’s Section 415 Compensation for such Plan Year from the Employer.  For any Plan Year in which no more than one-third (1/3) of the Employer ESOP Contributions are allocated to Highly Compensated Participants, the limitations described above will not be applicable to forfeited Common Shares allocated to Participants’ Accounts to the extent such Common Shares were acquired with the proceeds of a Stock Obligation, nor to Employer ESOP Contributions used to pay interest on a Stock Obligation. Any Excess Amount relating to Additional Regular After-Tax Employee Contributions in such Plan Year shall be returned (with any gains attributable thereto) to the Participant; and any Excess Amount relating to Employee Salary Deferral Contributions and allocable matching Employer Matching Contributions and Employer ESOP Contributions shall, in the case of Employee Salary Deferral Contributions, be returned (with any gains attributable thereto) to the Participant and, in the case of Employer Matching Contributions and Employer ESOP Contributions, be considered a forfeiture and treated as provided in Plan Section 10.3.  For purposes of this Plan Section 10.5, Annual Additions attributable to Employer ESOP Contributions shall be based on the lesser of (i) the amount of such Employer ESOP Contributions (subject to the exclusion of contributions used to pay interest, if applicable, as described above) or (ii) the fair market value as of the date of allocation of the Common Shares released for allocation as a result of such Employer ESOP Contributions; provided, however, that clause (ii) shall only be applicable with respect to any Plan Year if a favorable Internal Revenue Service determination letter is received with respect to this amendment prior to the time such Excess Amounts must be returned to Participants for such Plan Year.

(a)                                 If the Employer Matching Contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, then the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year equal the Maximum Permissible Amount.  The Plan may determine the Maximum Permissible Amount on the basis of reasonable estimates of Section 415 Compensation for the Limitation Year, provided such estimates are uniformly determined for all Participants. As soon as practicable after the end of each Limitation Year, the Maximum Permissible Amount shall be determined on the basis of actual Section 415 Compensation.

(i)                                     Crediting of Annual Additions to Limitation Years.  Amounts treated as Annual Additions shall be credited to a Participant’s Account for any Limitation Year in accordance with the general and special timing rules set forth in the Treasury Regulations under Code Section 415.

(ii)                                  Adjustments to Limitations.

(A)                               The dollar limitation in effect for purposes of determining the Maximum Permissible Amount shall be automatically adjusted for increases in the cost-of-living in accordance with Code Section 415(d) and official guidance issued thereunder each January 1. Such adjustment shall apply to the Limitation Year ending with or within the calendar year of the effective date of such adjustment, but the Participant’s Annual Additions shall not reflect the adjusted limit prior to January 1 of that calendar year.

(B)                               For any Limitation Year that has fewer than twelve (12) months, the dollar limitation for purposes of determining the Maximum Permissible Amount shall be multiplied by a fraction, the numerator of which is the number of months in such Limitation Year and the denominator of which is twelve (12).

(C)                               The limit under this Plan Section 10.5 shall not apply to (I) an individual medical account (as defined in Code Section 415(l) or (II)) a post-retirement medical benefits account for a “key employee” (as defined in Code Section 419A(d)(1)).

(iii)                               Combined Plan Limits.

(A)                               For purposes of this Plan Section 10.5, all qualified defined contribution plans (whether or not terminated) ever maintained by the Employer or a predecessor employer shall be treated as a single defined contribution plan.

(B)                               (I) If a Participant is covered under another qualified defined contribution plan, welfare benefit fund (as defined in Code Section 419(e)), individual medical account (as defined in Code Section 415(l)(2)), or “simplified employee pension” (as defined in Code Section 408(k)) (together, “other plans and funds”) maintained by the Employer, then the Maximum Permissible Amount shall be reduced by the sum of the Annual Additions credited to the Participant’s accounts under the other plans and funds for the Limitation Year; (II) if the Annual Additions credited to a Participant’s accounts under the other plans and funds are less than the Maximum Permissible Amount and the Employer Matching Contribution to be made or allocated to the Participant’s Account under the Plan would cause the aggregate Annual Additions for a Limitation Year to exceed the Maximum Permissible Amount, then the amount contributed or allocated under the Plan shall be reduced so that the Annual Addition for all of the plans and funds will equal the Maximum Permissible Amount; (III) if the Annual Additions with respect to the Participant under such other plans and funds in the aggregate are equal to or greater than the Maximum Permissible Amount, then no amount will be contributed or allocated to the Participant’s account under the Plan for the Limitation Year; (IV) if the Participant is covered by another plan or fund and the aggregate Annual Additions would result in an Excess Amount, then the Excess Amount shall be deemed to consist of the Annual Addition last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date; (V) if an Excess Amount was allocated to a Participant on an allocation date of the Plan that coincides with an allocation date of another defined contribution plan, then the Excess Amount attributed to the Plan will be the product of (a) the total Excess Amount allocated as of such date, multiplied by (b) a fraction, the numerator of which is the Annual Additions allocated to the Participant’s account for the Limitation Year as of such date under the Plan and the denominator of which is the total Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan and all other defined contribution plans; and (VI) any Excess Amount under the Plan shall be disposed of in accordance with Plan Section 10.6(a) through (e) below.

(iv)                              Incorporation by Reference.  Notwithstanding any other provision in the Plan, the Annual Additions credited to a Participant’s Account in any Limitation Year shall not exceed the applicable limitations under Code Section 415 and Treasury Regulations and other official guidance issued thereunder, the terms of which are expressly incorporated herein by reference, including, if applicable, the special rules for church plans set forth in Treasury Regulations Section 1.415(c)-1(d) and the special rules for employee stock ownership plans set forth in Treasury Regulations Section 1.415(c)-1(f). Default provisions shall apply to the extent an optional provision is not specified in the Plan or in this Amendment. This Plan Section 10.5(a)(iv)

shall supersede any and all provisions of the Plan that are inconsistent with this Plan Section 10.5(a)(iv).

10.6                        Reduction of Excess Annual Additions.  If the Annual Additions allocated to a Participant’s Account for any Limitation Year exceed the Maximum Permissible Amount due to (i) the allocation of forfeitures or (ii) a reasonable error in estimating a Participant’s Section 415 Compensation or determining the amount of permissible elective deferrals (or such other error the Commissioner of the Internal Revenue Service finds will justify application of the rules set forth below), the following rules shall apply to reduce the Excess Amount and the Excess Amount shall not be treated as an Annual Addition for such Limitation Year, but only if the Plan is eligible for the Self-Correction Program under Section 4 of Revenue Procedure 2013-12 (or any superseding guidance) and the requirements of Section 9 of the Revenue Procedure (or superseding guidance) are satisfied.

(a)                                 Any nondeductible voluntary employee contributions (plus attributable earnings), to the extent they will reduce the Excess Amount, shall be distributed to the Participant.

(b)                                 If after the application of subsection (a) an Excess Amount still exists, then any elective deferrals (plus attributable earnings) that have not been matched, to the extent they will reduce the Excess Amount, shall be distributed to the Participant.

(c)                                  If after the application of subsection (b) an Excess Amount still exists, then any elective deferrals (plus attributable earnings) that have been matched and the associated matching contribution, to the extent they will reduce the Excess Amount, shall be distributed to the Participant if elective deferral and forfeited if the associated matching contribution.

(d)                                 If after the application of subsection (c) an Excess Amount still exists, then any non-elective contributions (plus attributable earnings),to the extent they will reduce the Excess Amount, shall be forfeited.

(e)                                  If after the application of subsection (d) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, then the Excess Amount shall be held unallocated in a Suspense Account.  The Suspense Account shall be used to reduce future Employer Matching Contributions for all remaining Participants in the next Limitation Year and, if necessary, each succeeding Limitation Year.

(f)                                   A Suspense Account that is in existence at any time during a Limitation Year pursuant to this Section shall not participate in the allocation of investment gains or losses.  If a Suspense Account is in existence for any Limitation Year, then all amounts in the Suspense Account must be allocated and reallocated to the Participants’ Accounts before any Employer or Employee contributions may be made to the Plan for that Limitation Year and Excess Amounts may not be distributed to Participants or former Participants.

10.7                        Actual Deferral Percentage Tests.

(a)                                 For the Plan to maintain its status as a qualified cash or deferred arrangement pursuant to Code Section 401(k), the Actual Deferral Percentage (as defined below) of the Highly Compensated Participant group for each Plan Year must bear a relationship to the

Actual Deferral Percentage of the Non-Highly Compensated Participant group for such Plan Year that meets one (1) of the following tests:

(1)                                 The Actual Deferral Percentage of the Highly Compensated Participant group shall not be more than the Actual Deferral Percentage of the Non-Highly Compensated Participant group multiplied by one and one-quarter (1.25), or

(2)                                 The excess of the Actual Deferral Percentage of the Highly Compensated Participant group over the Actual Deferral Percentage of the Non-Highly Compensated Participant group shall not be more than two (2) percentage points.  Additionally, the Actual Deferral Percentage of the Highly Compensated Participant group shall not exceed the Actual Deferral Percentage of the Non-Highly Compensated Participant group multiplied by two (2).  The provisions of Code Section 401(k)(3) and Treasury Regulations Section 1.401(k)-2 are incorporated herein by reference.

(b)                                 For the purpose of this Plan Section 10.7, “Actual Deferral Percentage” with respect to each of the Highly Compensated Participant group and the Non-Highly Compensated Participant group for a Plan Year means the average of the actual deferral ratios of each individual in such group.  For the purpose of this test, Employees eligible to participate in the Plan who are members of a collective bargaining unit will be tested separately from Employees eligible to participate in the Plan who are not members of such collective bargaining unit.  In addition, Employees who are eligible to participate in the Plan who are employed by an Employer will be tested separately from Employees eligible to participate in the Plan who are employed by other Employers who are not required to be aggregated with such Employer under Code Section 414(b), (c), (m), or (d).  The actual deferral ratio of each Employee who is eligible to participate in the Plan is equal to the ratio of:

(1)                                 The Employee Salary Deferral Contributions allocated to such Employee’s Account for such Plan Year (and contributed to the Plan not later than twelve (12) months following the end of the Plan Year); to

(2)                                 Such Employee’s 414(s) Compensation for such Plan Year.

The actual deferral ratio for each Employee who is eligible to participate in the Plan and the Actual Deferral Percentage for each group shall be calculated to the nearest one hundredth of one percent (.01%). Employee Salary Deferral Contributions allocated to each Non-Highly Compensated Participant’s Account shall be reduced by Excess Employee Salary Deferral Contributions to the extent Excess Employee Salary Deferral Contributions arise under the Plan or any other plan maintained by the Employer. “Excess Employee Salary Deferral Contributions” means, with respect to a Plan Year, the excess of the Employee Salary Deferral Contributions on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under this Plan Section 10.7.  The amount of Excess Employee Salary Deferral Contributions for each Highly Compensated Participant is determined by using the method described in Plan Section 10.8.

(c)                                  For the purpose of this Section, if two (2) or more plans of the Employer which include cash or deferred arrangements are treated as one (1) plan for the purposes of Code

Section 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one (1) arrangement.

(d)                                 If a Highly Compensated Participant participates in two (2) or more cash or deferred arrangements of the Employer or an affiliated employer, all such cash or deferred arrangements (including the Plan) shall be treated as one (1) cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant.  However, if any of such cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements with plan years ending with or within the same calendar year as a single arrangement.

(e)                                  Notwithstanding anything in this Plan Section 10.7 to the contrary, the provisions of this Plan Section 10.7 and Plan Section 10.8 may be applied separately (or will be applied separately to the extent required by the Treasury Regulations) to each plan within the meaning of Treasury Regulations Section 1.401(k)-6.  Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Participants who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

10.8                        Adjustment to Actual Deferral Percentage Tests.

(a)                                 In the event (or if it is anticipated) that the Actual Deferral Percentage of the Highly Compensated Participant group for a Plan Year does (or might) not satisfy the Actual Deferral Percentage test of Plan Section 10.7, the Administrator shall adjust Excess Employee Salary Deferral Contributions (as defined in Plan Section 10.7(b)) pursuant to the options set forth below:

(1)                                 The amount of Excess Employee Salary Deferral Contributions for the Plan Year will be determined in the following manner: First, determine by how much the actual deferral ratio (“ADR”) of the Highly Compensated Participant with the highest ADR would have to be reduced to satisfy one (1) of the tests set forth in Plan Section 10.7 or cause such ratio to equal the ADR of the Highly Compensated Participant with the next highest ratio.  Second, this process is repeated until one (1) of the tests set forth in Plan Section 10.7 is satisfied.  The amount of Excess Employee Salary Deferral Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Participant’s 414(s) Compensation.

(2)                                 On or before the fifteenth (15th) day of the third month following the end of each Plan Year, the Highly Compensated Participant having the largest dollar amount of Employee Salary Deferral Contributions shall have a portion of such Excess Employee Salary Deferral Contributions distributed and/or recharacterized at such Participant’s election as after-tax Additional Regular After-Tax Employee Contributions under Plan Section 7.3, until all of such excess has been distributed and/or recharacterized or until his amount of Employee Salary Deferral Contributions equals the amount of Employee Salary Deferral Contributions of the Highly Compensated Participant having the second largest dollar amount; provided that Excess Employee Salary Deferral Contributions may not be recharacterized after the fifteenth (15th) day of the third (3rd) month following the end of the Plan Year to which the recharacterization relates.  This process shall continue until all of the Excess Employee Salary Deferral Contributions have been distributed and/or recharacterized.  For each Highly Compensated Participant, the amount of excess contributions is equal to the Employee Salary Deferral Contributions used to satisfy the Actual Deferral Percentage Tests on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant’s actual deferral ratio (determined after application of this paragraph) by his 414(s) Compensation.  However, in determining the amount of Excess Employee Salary Deferral Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Employee Salary Deferral Contributions previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

(3)                                 The distribution of Excess Employee Salary Deferral Contributions for any Plan Year:

(i)                                     may be postponed, but no later than to the close of the succeeding Plan Year;

(ii)                                  shall be made first from unmatched Employee Salary Deferral Contributions and thereafter from Employee Salary Deferral Contributions that are matched pursuant to Plan Section 8.1 or 8.4(a);

(iii)                               shall be made in the following order:

(1)                                 from the Participant’s Employee Pre-Tax Contributions to the extent not matched under Plan Sections 8.1 and 8.4,

(2)                                 then from the Participant’s Employee Roth 401(k) Contributions, and

(3)                                 then from the Participant’s Employee Pre-Tax Contributions that were subject to a matching contribution under Plan Sections 8.1 and 8.4.

(iv)                              shall be adjusted for income or loss up to the date that is no more than seven (7) days before the date of distribution; and

(v)                                 shall be designated by the Employer as a distribution of Excess Employee Salary Deferral Contributions and income.

(4)                                 With respect to the recharacterization of Excess Employee Salary Deferral Contributions pursuant to subsection (2) above, such recharacterized amounts:

(i)                                     shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Employee Salary Deferral Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

(ii)                                  shall not exceed the amount of such Contributions less any amounts distributed as excess Annual Additions pursuant to Plan Section 6.3(c) on behalf of any Highly Compensated Participant for any Plan Year;

(iii)                               shall be treated as Additional Regular After-Tax Employee Contributions for purposes of Code Sections 72, 401(a)(4) and 401(m) and Treasury Regulations Sections 1.401(k)-1(d) and 1.401(k)-2. However, for purposes of Plan Section 20.1(c) (related to Top-Heavy Plan Provisions in Article XX), recharacterized Excess Employee Salary Deferral Contributions continue to be treated as Employer Matching Contributions. Excess Employee Salary Deferral Contributions (and income attributable to such amounts) recharacterized as Additional Regular After-Tax Employee Contributions shall continue to be nonforfeitable and subject to the same distribution rules provided for in Plan Section 12.1;

(iv)                              are not permitted if the amount recharacterized plus Additional Regular After-Tax Employee Contributions actually made by such Highly Compensated Participant exceed the maximum amount of Additional Regular After-Tax Employee Contributions (determined prior to application of Plan Section 10.9(a)) that such Highly Compensated Participant is permitted to make under the Plan in the absence of recharacterization; and

(v)                                 shall be adjusted for income or loss up to the date that is no more than seven (7) days before the date of distribution.

Any distribution and/or recharacterization of less than the entire amount of Excess Employee Salary Deferral Contributions and income shall be treated as a pro rata distribution and/or recharacterization of Excess Employee Salary Deferral Contributions and income.

The income or loss allocable to Excess Employee Salary Deferral Contributions shall be determined in the same manner in which income or loss is allocated to Participants’ Accounts under Plan Section 10.3, consistent with Treasury Regulations Section 1.402(g)-1(e)(5) (or successor regulations thereto).

(b)                                 Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of each Non-Highly Compensated Participant in an amount sufficient to satisfy (or to prevent an anticipated failure of) one (1) of the tests set forth in Plan Section 10.7(a).  Such contribution shall be allocated in any manner permitted under Code Section 401(k) and Treasury Regulation Section 1.401(k)-2(b) for purposes of satisfying one of the tests set forth in Plan Section 10.7(a).  Such contributions shall be allocated to the Participant’s Account, and the Employer shall provide the Administrator with written notification of the amount of the contribution with respect to any Plan Year provided that no allocation that the Employer elects to make shall exceed the amount required to satisfy one of the tests set forth in Plan Section 10.7(a).  In no event will any “qualified nonelective contributions” (as defined in Regulation Section 1.401(k)-6) be taken into account in determining the Actual Deferral Percentage for a Plan Year for a Non-Highly Compensated Participants to the extent such contributions exceed the product of that Non-Highly Compensated Participant’s Section 414(s) Compensation and the greater of five percent (5%) or two (2) times the Plan’s representative contribution rate” as such term is defined in Treasury Regulation Section 1.401(k)-2(a)(6)(iv)(B).  The Employer is not obligated to make Qualified Non-Elective Contributions for any Plan Year.

10.9                        Actual Contribution Percentage Tests.

(a)                                 For the Plan to maintain its status as a nondiscriminatory plan pursuant to Code Section 401(a)(4), the Actual Contribution Percentage of the Highly Compensated Participant group for each Plan Year must not exceed the greater of:

(1)                                 one hundred twenty-five percent (125%) of such percentage of the Non-Highly Compensated Participant group; or

(2)                                 the lesser of two hundred percent (200%) of such percentage of the Non-Highly Compensated Participant group, or such percentage of the Non-Highly Compensated Participant group plus two (2) percentage points.  The provisions of Code Section 401(m) and Treasury Regulations Section 1.401(m)-2 are incorporated herein by reference.

(b)                                 For the purpose of this Plan Section 10.9, “Actual Contribution Percentage” with respect to each of the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year means the average of the actual contribution ratios of each Employee in such group.  For the purpose of this test, Employees eligible to participate in the Plan who are members of a collective bargaining unit will be disregarded.  In addition, that portion of the Fund attributable to the ESOP Fund will be tested separately from the balance of the Fund.  Finally, Employees eligible to participate in the Plan who are employed by an Employer will be tested separately from Employees eligible to participate in the Plan who are employed by other Employers who are not required to be aggregated with such Employer under Code Section 414(b), (c), (m), or (o).  The actual contribution ratio of each Employee who is eligible to participate in the Plan (calculated separately for each Employee in such group) is equal to the ratio of:

(1)                                 the sum of ACP Employer Contributions plus (if applicable) Additional Regular After-Tax Employee Contributions made for such Plan Year and allocated to such Employee’s Account; to

(2)                                 such Employee’s 414(s) Compensation for such Plan Year.

The actual contribution ratio shall be calculated to the nearest one hundredth of one percent (.01%).

(c)                                  For purposes of determining the Actual Contribution Percentage and the amount of Excess Aggregate Contributions pursuant to Plan Section 10.10, only ACP Employer Contributions made for such Plan Year and contributed to the Plan prior to the end of the succeeding Plan Year shall be considered.  In addition, with respect to Employees eligible to have ACP Employer Contributions and Additional Regular After-Tax Employee Contributions made for such Plan Year allocated to their Accounts, the Administrator may elect to treat elective deferrals (as defined in Treasury Regulations Section 1.402(g)-1(b)) and Qualified Non-Elective Contributions contributed by or on behalf of such Employees to any plan maintained by the Employer as ACP Employer Contributions subject to Treasury Regulations Section 1.401(m)-2(a)(6), which is incorporated herein by reference.  However, such treatment is available only if the Plan Year is the same as the plan year of the plan to which the elective deferrals or the Qualified Non-Elective Contributions are made.

(d)                                 If two (2) or more plans of the Employer to which Additional Regular After-Tax Employee Contributions, matching contributions, or elective deferrals are made are treated as one plan for purposes of Code Section 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one (1) plan for the purposes of this Plan Section 10.9.  In addition, two (2) or more plans of the Employer to which Additional Regular After-Tax Employee Contributions, matching contributions, or elective deferrals are made may be considered as a single plan for the purposes of this Section if the aggregated plans satisfy Code Sections 401(a)(4) and 410(b) as though such aggregated plans were a single plan.

(e)                                  If a Highly Compensated Participant participates in two (2) or more plans which are maintained by the Employer or an affiliated employer and to which Additional Regular After-Tax Employee Contributions, matching contributions, or elective deferrals are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for the purposes of this Plan Section 10.9.

(f)                                   For the purposes of this Plan Section 10.9 and Plan Section 10.10, the terms “Highly Compensated Participant” and “Non-Highly Compensated Participant” shall include any Employee eligible to have ACP Employer Contributions and Additional Regular After-Tax Employee Contributions (whether or not Additional Regular After-Tax Employee Contributions are made) allocated to his Account for the Plan Year.

(g)                                  Notwithstanding anything in this Plan Section 10.9 to the contrary, the provisions of this Plan Section 10.9 and Plan Section 10.10 may be applied separately (or will be applied separately to the extent required by the Treasury Regulations) to each plan within the meaning of Treasury Regulations Section 1.401(k)-6.  Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Participants who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

10.10                 Adjustment to Actual Contribution Percentage Tests.

(a)                                 In the event (or if it is anticipated) that the actual contribution ratios of the Highly Compensated Participant group for a Plan Year does (or might) not satisfy the Actual Contribution Percentage test of Plan Section 10.9(a), the Administrator shall adjust the actual contribution ratios of Highly Compensated Participants by distributing Excess Aggregate Contributions in accordance with the following procedure:

(1)                                 The amount of Excess Aggregate Contributions for the Plan Year will be determined in the following manner:  First, determine by how much the actual contribution ratio (“ACR”) of the Highly Compensated Participant with the highest ACR would have to be reduced to satisfy one of the tests set forth in Plan Section 10.9(a) or cause such ratio to equal the ACR of the Highly Compensated Participant with the next highest ratio.  Second, this process is repeated until one (1) of the tests set forth in Plan Section 10.9(a) is satisfied.  The amount of Excess Aggregate Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Participant’s 414(s) Compensation.

(2)                                 On or before the fifteenth (15th) day of the third (3rd) month following the end of each Plan Year, the Highly Compensated Participant having the largest dollar amount of Additional Regular After-Tax Employee Contributions and ACP Employer Contributions shall have so much of his Excess Aggregate Contributions attributable to Additional Regular After-Tax Employee Contributions and vested ACP Employer Contributions (and income allocable to such contributions) distributed to him, or if forfeitable, shall forfeit such non-vested Excess Aggregate Contributions attributable to ACP Employer Contributions (and income allocable to such forfeitures) until either all Excess Aggregate Contributions have been distributed or forfeited or his remaining amount equals the amount of Additional Regular After-Tax Employee Contributions and ACP Employer Contributions of the Highly Compensated Participant having the second largest dollar amount.  This process shall continue until all Excess Aggregate Contributions have been distributed or forfeited.  In determining the amount of Excess Aggregate Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Aggregate Contributions previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.  Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution.  The income or loss allocable to Excess Aggregate Contributions shall be determined in the same manner in which income or loss is allocated to Participants’ Accounts under Plan Section 10.3.

(3)                                 The distribution and/or forfeiture of Excess Aggregate Contributions shall be made in the following order:

(i)                                     ACP Employer Contributions with respect to Employee Salary Deferral Contributions distributed pursuant to Plan Section 10.8(a);

(ii)                                  Additional Regular After-Tax Employee Contributions;

(iii)                               Remaining ACP Employer Contributions.

(b)                                 Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and income.  Distribution of Excess Aggregate Contributions (and income) shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and income).  Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Plan Section 10.3.  However, no such forfeiture may be allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section.

(c)                                  Excess Aggregate Contributions attributable to amounts other than Additional Regular After-Tax Employee Contributions, including forfeited ACP Employer Contributions, shall be treated as Employer Matching Contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan pursuant to this Section.

(d)                                 In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the sum of Additional Regular After-Tax Employee Contributions, ACP Employer Contributions, and any Qualified Non-Elective Contribution or elective deferrals taken into account pursuant to Plan Section 10.9(c) on behalf of such Highly Compensated Participant for such Plan Year.

(e)                                  Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution (or Qualified Matching Contribution) on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one (1) of the tests set forth in Plan Section 10.9(a). Such contribution shall be allocated in any manner permitted under Code Section 401(m) and Treasury Regulation Section 1.401(m)-2(b) for purposes of satisfying one of the tests set forth in Plan Section 10.9(a).  Such contributions shall be allocated to the Participant’s Account, and the Employer shall provide the Administrator with written notification of the amount of the contribution with respect to any Plan Year provided that no allocation that the Employer elects to make shall exceed the amount required to satisfy one of the tests set forth in Plan Section 10.9(a).  In no event will any “qualified nonelective contributions” (as defined in Regulation Section 1.401(k)-6) be taken into account in determining the Actual Contribution Percentage for a Plan Year for a Non-Highly Compensated Participants to the extent such contributions exceed the product of that Non-Highly Compensated Participant’s Code Section 414(s) Compensation and the greater of five percent (5%) or two (2) times the Plan’s representative contribution rate” as such term is defined in Treasury Regulation Section 1.401(m)-2(a)(6)(v)(B).  The Employer is not obligated to make Qualified Non-Elective Contributions for any Plan Year.

10.11                 Cash Dividends.  Notwithstanding any other provision of the Plan to the contrary:

(a)                                 The Administrator shall on behalf of the Company possess the nonfiduciary discretion as to whether cash dividends on Common Shares held by the ESOP Fund are to be (i) paid to the ESOP Fund and reinvested in Common Shares; (ii) paid out in cash to Participants, former Participants or Beneficiaries; (iii) paid currently to the Plan and distributed in cash by the Plan to the Participant, former Participant or Beneficiary within ninety (90) days following the end of the Plan Year; or (iv) used to repay a Stock Obligation (to the extent such use satisfies the deduction requirements of Code Section 404(k)); and

(b)                                 The Administrator may permit a Participant, former Participant or Beneficiary to elect to receive cash dividends payable on Common Shares attributable to that portion of his or her Accounts consisting of the ESOP Fund (i) paid to him or her in cash; or (ii) paid to the Plan, credited to such portion of his or her Accounts and reinvested in Common Shares (provided, however, that no election to receive cash dividends payable on Common Shares shall apply to the extent attributable to the Participant’s investment in the Common Shares Fund that is held in his or her K-Vantage Contribution Source Account).  If the Administrator permits such an election to be made, and unless a Participant, former Participant or Beneficiary makes a timely, affirmative election to receive a cash dividend currently in cash, such dividend shall remain in the Plan and be reinvested in Common Shares.  An election under this Section shall be irrevocable as of any deadline established pursuant to Administrator direction and shall remain in effect until changed with respect to future dividend payments.  Participants, former Participants, or Beneficiaries shall have the right to change their dividend elections at least annually in accordance with such rules and regulations as the Administrator may prescribe.  Participants, former Participants, or Beneficiaries shall be fully vested in dividends that are subject to an election under this paragraph.  If an election under this paragraph is permitted, active Participants may make such election with respect to dividends on Common Shares allocated to the portion of his or her Accounts consisting of the ESOP Fund.  Former Participants and Beneficiaries who are permitted to make an election under this paragraph may do so only with respect to dividends on Common Shares allocated to the vested portion of such Accounts and in accordance with rules and procedures prescribed by the Administrator.

ARTICLE XI
VESTING

11.1                        Vesting Schedule.  A Participant shall at all times be fully Vested in his or her Account, subject to the provisions of Plan Section 8.6(b) with respect to the balance in his or her K-Vantage Contribution Source Account.

Notwithstanding the provisions of Plan Section 8.6(b), an Employee shall be fully Vested in his or her K-Vantage Contribution Source Account upon attaining age sixty-five (65), upon his or her death while an Employee, or upon his or her Total Disability. Employee Salary Deferral Contributions are immediately nonforfeitable within the meaning of Code Section 411, regardless of the age and service of the Participant or whether the Participant is employed on a specific date.

11.2                        Change in Vesting Schedule.  If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) years of Service may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(a)                                 sixty (60) days after the amendment is adopted;

(b)                                 sixty (60) days after the amendment becomes effective; or

(c)                                  sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrator.

ARTICLE XII
PAYMENT OF BENEFITS

12.1                        Commencement of Benefit Payments.  Upon termination of employment by reason of death, retirement, or severance from service, or in the event of the Participant’s Total Disability, the Participant (or, in the case of death, such Participant’s Beneficiary) may receive his or her Accrued Balance in such Participant’s Account (calculated as of the Valuation Date next preceding the date of any distribution) if he or she elects.  Absent an election as provided in Plan Section 12.4, no distribution of such Accrued Balance shall be made prior to the first (1st) day of the month coinciding with or next following the earlier of such Participant’s sixty-fifth (65th) birthday or such Participant’s death, and total distribution of such Participant’s Account shall be made in a lump sum not later than the sixtieth (60th) day after the close of the Plan Year in which the Participant attains age sixty-five (65) or terminates service with the Employer, whichever occurs later.  Notwithstanding the foregoing provisions of this Section to the contrary, if the value of the Participant’s Accrued Balance is $1,000 or less as of the Valuation Date for the first day of the Calendar Quarter following the date he or she ceases to be employed by an Employer (and is no longer employed by any of them), a distribution of such Accrued Balance shall be made in a lump sum unless the Participant elects in a timely manner a Direct Rollover of all or part of his or her Accrued Balance to an eligible retirement plan.

12.2                        Forfeitures.  A Participant who terminates employment other than upon the events listed in Plan Section 11.1 and who receives a distribution of the entire vested portion of his Account pursuant to this Article VII no later than the close of the Plan Year following the Plan Year in which termination of employment occurs shall forfeit the non-Vested portion of his or her Account at the time such distribution is made.  This forfeited amount shall be restored to his or her Account if he or she returns to work with the Employer before incurring five (5) consecutive 1-Year Breaks in Service.  The value of the amount restored shall be the exact value of the amount forfeited without adjustment for gains or losses incurred subsequent to the distribution.  Any other Participant who terminates employment other than upon the events listed in Plan Section 11.1 shall forfeit the non-Vested portion of his or her Account upon incurring five (5) consecutive 1-Year Breaks in Service.

12.3                        Limitation.  In no case shall distribution of benefits under the Plan be made later than April 1 of the calendar year following the later of (a) the calendar year in which the Participant (including for purposes of this Plan Section 12.3 a former Participant with a remaining Account) attains age seventy and one-half (70½) or (b) the calendar year in which such Participant retires, except that for a Participant who is a Five-Percent Owner of an employer with respect to the Plan Year ending in the calendar year in which the Participant attains age seventy and one-half (70½), distributions of benefits under the Plan shall be made or commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70½).  In addition, notwithstanding the foregoing to the contrary, in the case of an active Participant who has received a distribution of benefits pursuant to this Plan Section 12.3 on account of such Participant’s having attained age seventy and one-half (70½), contributions made to such Participant’s account as of each November 30 occurring after such distribution and the earnings thereon as of said date shall be distributed to such Participant on or before the subsequent December 31.

12.4                        Election for Early or Deferred Distribution.

(a)                                 If the value of a Participant’s (including for purposes of this Plan Section 12.4 a former Participant with a remaining Account) Accrued Balance exceeds $1,000, such Participant (or, in the case of death, such Participant’s Beneficiary) may make a Filing with the Administrator, in connection with or following the termination of his employment, to receive a distribution of his Accrued Balance at a time other than that provided in Plan Section 12.1.

(b)                                 No distribution on account of the death of a Participant may be deferred more than five (5) years from the date of such Participant’s death; provided that if such Participant’s Beneficiary was married to the Participant at the time of his death, such distribution may be deferred by such Beneficiary until the date the Participant would have attained age seventy and one-half (70½).

(c)                                  If the value of a Participant’s Accrued Balance exceeds $1,000, in connection with termination of employment, such Participant (or Beneficiary, in the case of death) may make a Filing with the Administrator to receive (i) a partial distribution of his Account or (ii) if such termination was from employment by a Participating Company other than Connecticut Yankee Atomic Power Company, a series of equal partial distributions of his Account, each in an amount not less than $500 and payable monthly, quarterly, or annually, at the Participant’s election, until the earlier of (A) the date his Account is fully distributed (and the last such payment may be less than $500 and less than the amount elected by the Participant in such Filing), or (B) the date such Participant elects to have such distributions cease in a subsequent Filing with the Administrator.  No more than one (1) request for a partial distribution pursuant to (i) above may be pending at any one time. Any Filing pursuant to (i) above shall indicate the extent, if any, to which the distribution should be made from the Participant’s TRAESOP/PAYSOP and ESOP Accounts.

(d)                                 Each Filing with the Administrator pursuant to this Plan Section 12.4 shall be processed on the date made, including a distribution that includes Common Shares or cash from a Participant’s TRAESOP/PAYSOP Source Account or ESOP Contribution Source Account.

12.5                        Designation of Beneficiary.  In the event of the death of a Participant (including for purposes of this Plan Section 12.5 a former Participant with a remaining Account), any benefits payable hereunder shall be paid to the Participant’s surviving Spouse or surviving Same-Sex Life Partner, if any, or to any other Beneficiary who may be designated by the Participant as hereinafter provided if such surviving Spouse or surviving Same-Sex Life Partner consented to such designation or if there is no surviving Spouse or surviving Same-Sex Life Partner. For purposes of a Spouse’s entitlement to receive benefits pursuant to the foregoing sentence, only a Spouse who has been married to the Participant for the one (1) year period ending on the date of the Participant’s death shall be considered a surviving Spouse unless otherwise specifically provided by a qualified domestic relations order pursuant to Code Section 414(p)(5).  For purposes of a Same-Sex Life Partner’s entitlement to receive benefits pursuant to the foregoing sentence, only a Same-Sex Life Partner who has established for the Administrator that he or she has been in a committed legal union to the Participant or former Participant for the one (1) year period ending on the date of the Participant’s death shall be considered a surviving Same-Sex Life Partner.

The consent of a surviving Spouse or surviving Same-Sex Life Partner to the designation of any other Beneficiary shall be made in writing on a form provided by the Administrator, which form shall contain the surviving Spouse’s or Same-Sex Life Partner’s acknowledgment of the effect of such consent and shall be witnessed by a notary public.  Notwithstanding the foregoing, such written consent shall not be required if it is established to the satisfaction of the Administrator or his or her representative that such consent may not be obtained because there is no Spouse or Same-Sex Life Partner, because the Spouse or Same-Sex Life Partner cannot be located, or because of such other circumstances as the Secretary of the Treasury may by the Treasury Regulations prescribe.

Subject to the foregoing paragraphs of this Section, each Participant shall have the right at any time to designate a Beneficiary to receive any benefits payable hereunder on the death of the Participant, and from time to time to change any such designation.  If the Participant fails to file such Beneficiary designation, evidenced by a written instrument, with the Administrator, signed by the Participant, the Beneficiary designation, if any, under the Eversource Flexible Benefits Plan or an Employer-sponsored group life insurance program or policy in effect for current coverage at the time of the Participant’s death shall be deemed to constitute the Beneficiary designation for purposes of this Plan or, in the absence thereof, or if a designated Beneficiary (designated by the Participant in writing for the Plan or under the group life insurance program for current coverage) predeceases the Participant and no contingent Beneficiary is named, the Beneficiary shall be the Participant’s estate.

Any designation or change made pursuant to the first sentence of the prior paragraph shall take effect as of the date a new Beneficiary designation form is provided to the Administrator, by mailing or otherwise, whether or not the Participant is living at the time of such Filing, but without prejudice to the Fund on account of any payments made before receipt of such written instrument by the Administrator.

12.6                        Order of Distribution.  Any partial distribution under Plan Section 12.4(c) of all or a portion of a Participant’s (or Beneficiary’s) TRAESOP/PAYSOP Source Account shall be satisfied first from any TRAESOP employee contributions and related earnings available in such account.  Any partial distribution under Plan Section 12.4(c) of all or a portion of a Participant’s (or Beneficiary’s) Account (excluding any TRAESOP/PAYSOP Source Account) shall be satisfied in accordance with the Plan’s distribution policy as set forth in the Plan’s administration manual and in accordance with any restrictions under the law.

12.7                        Manner of Payment.

(a)                                 Except as hereinafter provided to the contrary, all payments of benefits under the Plan shall be in cash; provided, however that a Participant (including for purposes of this Plan Section 12.7 a former Participant with a remaining Account) may elect, to the extent of his or her interest in that portion of his or her Accounts consisting of the ESOP Fund, to receive payment in full shares of Common Shares, with any balance representing fractional shares of Common Shares being paid in cash.

(b)

(i)                                     Common Shares from that portion of a Participant’s Accounts consisting of the ESOP Fund distributed pursuant to this Article XII shall be subject to a put option if, when distributed, such Common Shares are (A) not listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (“Publicly Traded”) and (B) subject to a restriction (“Trading Restriction”) under any federal or state securities law or any regulation thereunder or under any agreement which makes such Common Shares not as freely tradable as Common Shares not subject to such restriction.

(ii)                                  The put option shall be exercisable by the Distributee of the Common Shares from that portion of a Participant’s Accounts consisting of the ESOP Fund.

(iii)                               The put option shall permit such Common Shares to be put to the Employer at their fair market values as determined pursuant to Plan Section 12.10.

(iv)                              The put option shall be exercisable at any time during the sixty (60) day period commencing on the date of distribution of such Common Shares.  If the Distributee does not exercise the put option within such sixty (60) day period, the option will temporarily lapse.  After the close of the Company’s taxable year in which such temporary lapse occurs and following a determination of the fair market value of such Common Shares as of the end of that taxable year, the Company shall notify the Distributee of such fair market value.  The Distributee shall then have the right to exercise the put option at any time during the sixty (60) day period following such notice.  If the Distributee does not then exercise this put option, such Common Shares will cease to be subject to this put option.

(v)                                 Payment upon exercise of the put option shall be made or commence no later than thirty (30) days after exercise and, in the discretion of the Company, shall be in a lump sum or in substantially equal periodic installments (not less frequently than annually) which shall extend over a period not to exceed five (5) years from the date of exercise, with interest at a reasonable rate, determined by the Company, on the unpaid balance; provided, however, that if such Common Shares with respect to which the put option is exercised were not part of a distribution of the entire Accrued Balance of the Participant within one (1) taxable year of the recipient, payment must be made in a lump sum.

(vi)                              If payment upon exercise of the put option is to be made by the Company in installments, the Company shall deliver to the Distributee its promissory note, which provides to the Distributee the right to require full payment if the Company defaults in the payment of a scheduled installment.  The Company shall also deliver to the Distributee adequate security for the outstanding amount of the promissory note.

12.8                        Protections and Rights.  Except as provided in Plan Section 12.7(b) or as otherwise required by law, no Common Shares acquired with the proceeds of a Stock Obligation may be subject to a put, call or other option, or buy-sell or similar arrangements, while held by or when distributed from the Plan.

12.9                        Protections and Rights Nonterminable.  The provisions of Plan Sections 12.7(b) and 12.8 are nonterminable, and shall continue notwithstanding the repayment of any Stock

Obligation, the proceeds of which were used to acquire Common Shares, and notwithstanding the fact that the Plan ceases to be, in part, an employee stock ownership plan.

12.10                 Fair Market Value.  The fair market value of Common Shares on a specified date shall mean the closing price for a Common Share on the stock exchange, if any, on which the Common Shares are primarily traded, but if no Common Shares were traded on such date, then on the last previous date on which a Common Share was so traded, or, if Common Shares are not primarily traded on a stock exchange, the average of the high and low sales prices at which one Common Share is traded on the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotation System, or, if none of the above is applicable, the value of a Common Share as established no less frequently than annually by an independent appraiser that does not otherwise provide service to the Company and that meets requirements similar to those contained in Treasury Regulations prescribed under Code Section 170(a)(1).

12.11                 Special Distribution and Payment of Common Shares.  Notwithstanding any other provisions of the Plan, other than such provisions that require the consent of the Participant to a distribution with a present value in excess of $1,000, a Participant may elect to have the Common Shares in the Participant’s ESOP Contribution Source Account and TRAESOP/PAYSOP Source Account distributed as follows:

(a)                                 If the Participant separates from service by reason of retirement, death, or Total Disability, the distribution of such Common Shares will be made not later than one (1) year after the close of the Plan Year in which such event occurs unless the Participant elects otherwise under the provisions of the Plan other than this Plan Section 12.11.

(b)                                 If the Participant separates from service for any reason other than those enumerated in subsection (a) above and is not re-employed by the Employer at the end of the fifth (5th) Plan Year following the Plan Year of such separation from service, distribution of such Common Shares will be made not later than one (1) year after the close of the fifth (5th) Plan Year following the Plan Year in which the Participant separated from service unless the Participant elects otherwise under the provisions of the Plan other than this Plan Section 12.11.

(c)                                  If the Participant separates from service for a reason other than those described in subsection (a) above and is employed by the Employer as of the last day of the fifth (5th) Plan Year following the Plan Year of such separation from service, distribution to the Participant, prior to any subsequent separation from service, shall be in accordance with terms of the Plan other than this Plan Section 12.11.

For purposes of this Plan Section 12.11, a Participant must affirmatively elect a distribution of any Common Shares and failure to make an election shall not cause a distribution under subsection (a), (b) or (c).  For purposes of this Plan Section 12.11, Common Shares shall not include any Common Shares acquired with the proceeds of a Stock Obligation until the close of the Plan Year in which such Stock Obligation is repaid in full.

12.12                 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover

Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.  For purposes of this Plan Section 12.12, the following terms shall be defined as follows:

(a)                                 “Eligible Rollover Distribution”:  An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; a return of Employee Salary Deferral Contributions pursuant to Plan Section 10.5; or a corrective distribution pursuant to Plan Section 10.7, 10.9 or 7.1.  Any portion of the distribution that consists of after-tax employee contributions not includible in the gross income of the Participant (excluding amounts held in the Participant’s Employee Roth 401(k) Contribution Source Account) may be paid only to an individual retirement account or annuity described in Code Section 408(a) or (b) that agrees to separately account for the amounts attributable to the amount transferred, including separately accounting for the portion of the distribution which is includible in gross income and the portion of the distribution which is not so includible, or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of the distribution which is includible in gross income and the portion of the distribution which is not so includible; and any portion of the distribution that consists of amounts from the Participant’s Employee Roth 401(k) Contribution Source Account may be paid only to another qualified Roth contribution program under Code Section 402A(b) or a Roth individual retirement account under Code Section 408A.

(b)                                 “Eligible Retirement Plan”:  An Eligible Retirement Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from the Plan, or a qualified trust described in Code Section 401(a) that accepts the Distributee’s Eligible Rollover Distribution.

(c)                                  “Distributee”:  A Distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse. A Distributee includes any individual or trust that is the designated Beneficiary of the Participant.

(d)                                 “Direct Rollover”:  A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

12.13                 Distributions Pursuant to Qualified Domestic Relations Orders.  The limitations on early distributions contained in Code Sections 401(a), 401(k) and 409(d) shall not apply to distributions to an Alternate Payee pursuant to a qualified domestic relations order as defined in Code Section 414(p), and the Alternate Payee shall be treated as a Plan Participant whose employment has terminated.

12.14                 Minimum Distributions.  Notwithstanding any contrary provision of this Article XII, distributions upon the death of the Participant shall conform to the requirements of Article XXI.

12.15                 Notice of Distribution Rights.  The provisions of this Plan Section 12.15 shall apply only with respect to a Participant whose Account is not subject to the last sentence of Plan Section 12.1.

(a)                                 No earlier than one hundred eighty (180) days and no later than thirty (30) days before distribution of a Participant’s Account is to be made pursuant to Plan Section 12.1 or 12.4, the Administrator shall provide the Participant with an explanation of his or her right to defer distribution of his or her Account and the methods of distribution available under the Plan.  Notwithstanding the foregoing to the contrary, with respect to any distribution that is made or commences on or after the date the Participant attains age sixty-five (65), the Administrator shall not be required to provide such explanation.

(b)                                 Notwithstanding any provision in subsection (a) above to the contrary, the Administrator may provide the explanation required by subsection (a) more than one hundred eighty (180) days before distribution of a Participant’s Account is to be made, provided that:

(i)                                     the Administrator provides the Participant with a summary of the explanation required by subsection (a) within the time period set forth in subsection (a).  The summary shall:

(A)                               advise the Participant of the right, if any, to defer distribution of his or her Account;

(B)                               set forth a summary of the methods of distribution available under the Plan;

(C)                               refer the individual to the most recent version of such explanation (and, with respect to an explanation that is provided in any document containing information in addition to the explanation, identify that document and provide a reasonable indication of where the explanation may be found within that document); and

(D)                               inform the individual that, upon request to the Administrator, a copy of such explanation shall be provided without charge; and

(ii)                                  if, after receiving the summary described in subsection (b)(i) above, the Participant requests a copy of the explanation required by subsection (a), the Administrator provides such copy to the individual without charge no less than thirty (30) days before the date distribution is to be made, subject to the provisions of subsection (d) below regarding waiver of that thirty (30) day period.

(c)                                  The Administrator shall provide the explanation required by subsection (a) (and the summary of the explanation permitted by subsection (b)) either on a written paper document or through an electronic or telephonic medium that is reasonably accessible to the Participant.  An electronic or telephonic explanation (or summary) shall be provided under a system that satisfies the requirements of (i), (ii) and (iii) below:

(i)                                     the system shall be reasonably designed to provide the explanation or summary in a manner no less understandable to the Participant than a written paper document;

(ii)                                  at the time the explanation or summary is provided, the Participant shall be advised that he or she may request and receive the explanation on a written paper document at no charge; and

(iii)                               upon request by a Participant, the Administrator shall provide the explanation on a written paper document to such individual at no charge.

(d)                                 Notwithstanding any provision in subsections (b) and (c) above to the contrary, if the Participant, after receiving the explanation required by subsection (b) or the summary permitted by subsection (c), affirmatively elects distribution of his or her Account, distribution of his or her Account balance may be made less than thirty (30) days after the date such explanation or summary was given, provided the Administrator has informed such Participant, by any method reasonably designed to attract the attention of such individual, of his or her right to a period of at least thirty (30) days to make such election.

12.16                 Notice to Recipients of an Eligible Rollover Distribution.

(a)                                 No earlier than one hundred eighty (180) days and no later than thirty (30) days before an eligible rollover distribution is to be made, the Administrator or its designated representative shall provide the Participant, Alternate Payee, or surviving Spouse, as the case may be, with an explanation of:

(i)                                     the rules under which he or she may make a Direct Rollover election;

(ii)                                  the legal requirement that federal income tax be withheld from the distribution if he or she does not elect a Direct Rollover;

(iii)                               the rules under which the amount that he or she actually receives will not be subject to federal income tax if such amount is transferred (“Rolled Over”) within sixty (60) days after being received pursuant to Code Section 402(c);

(iv)                              the rules, if applicable, for receiving special income tax averaging or capital gain treatment under Code Section 402(d) and for the treatment of net unrealized appreciation under Code Section 402(e); and

(v)                                 the provisions under which distributions from the eligible retirement plan may be subject to restrictions and tax consequences that are different from those applicable to distributions from the Plan.

(b)                                 Notwithstanding any provision in subsection (a) above to the contrary, the Administrator or its designated representative may provide the explanation required by subsection (a) more than one hundred eighty (180) days before an eligible rollover distribution is to be made, provided that:

(i)                                     the Administrator or its designated representative provides the Participant, Alternate Payee, or surviving Spouse, as the case may be, with a summary of the explanation required by subsection (a) within the time period set forth in subsection (a).  The summary shall:

(A)                               set forth the principal provisions of the explanation required by subsection (a);

(B)                               refer the individual to the most recent version of such explanation (and, with respect to an explanation that is provided in any document containing information in addition to the explanation, identify that document and provide a reasonable indication of where the explanation may be found within that document); and

(C)                               inform the individual that, upon request to the Administrator or its designated representative, a copy of such explanation shall be provided without charge; and

(ii)                                  if, after receiving the summary described in subsection (b)(i) above, the Participant, Alternate Payee, or surviving Spouse, as the case may be, requests a copy of the explanation required by subsection (a), the Administrator or its designated representative provides such copy to the individual without charge no less than thirty (30) days before the date an eligible rollover distribution is to be made, subject to the provisions of subsection (d) below regarding waiver of that thirty (30) day period.

(c)                                  The Administrator or its designated representative shall provide the explanation required by subsection (a) (and the summary of the explanation permitted by subsection (b)) either on a written paper document or through an electronic (or telephonic, in the case of the summary) medium that is reasonably accessible to the Participant, Alternate Payee, or surviving Spouse, as the case may be.  An electronic explanation (or summary) and a telephonic summary shall be provided under a system that satisfies the requirements of (i), (ii), and (iii) below:

(i)                                     the system shall be reasonably designed to provide the explanation or summary in a manner no less understandable to the individual than a written paper document;

(ii)                                  at the time the explanation or summary is provided, the individual shall be advised that he or she may request and receive the explanation on a written paper document at no charge; and

(iii)                               upon request by an individual, the Administrator or its designated representative shall provide the explanation on a written paper document to such individual at no charge.

(d)                                 Notwithstanding any provision in subsections (a) and (b) above to the contrary, if an individual, after receiving the explanation required by subsection (a) or the summary permitted by subsection (b), affirmatively elects to make a Direct Rollover, an eligible rollover distribution may be made less than thirty (30) days after the date such explanation or summary was given, provided the Administrator or its designated representative has informed such individual, by any method reasonably designed to attract the attention of such individual, of his or her right to a period of at least thirty (30) days to make such election.

ARTICLE XIII
WITHDRAWALS FROM ACCOUNTS

13.1                        Withdrawals.  A Participant may at any time make a Filing with the Administrator to withdraw, subject to the limitations herein, all or any part of his or her Account, excluding (i) any amount held in the Participant’s K-Vantage Contribution Source Account, (ii) the amount of post-1988 earnings on his or her Employee Salary Deferral Contributions if such withdrawal is on account of hardship pursuant to Plan Section 13.2, and (iii) the amount of the Participant’s TRAESOP/PAYSOP Source Account.  If the Participant’s Account is invested in more than one Investment Fund pursuant to Plan Section 9.1, any withdrawal from Investment Funds shall be made from each such Investment Fund on a pro rata basis related to the Participant’s balance in each such fund. All withdrawals pursuant to this Plan Section 13.1 shall be paid in cash.

All amounts distributed pursuant to this Section shall be paid from the following sources, and in the order described in the Plan’s distribution set forth in the Plan’s administration manual and in accordance with applicable law, provided that any portion of a Participant’s Account subject to a loan pursuant to Plan Section 13.4 shall not be eligible for withdrawal and shall not be considered in determining the eligibility of the remainder of such Account for withdrawal: In no event shall any Employee Salary Deferral Contribution be distributed prior to the Participant’s attainment of age 59½.

13.2                        Hardship.

(a)                                 Immediate and Heavy Financial Need.  The Administrator shall determine that a withdrawal pursuant to Plan Section 13.1 is on account of hardship if the distribution is on account of:

(i)                                     Expenses for medical care described in Code Section 213(d) incurred by the Participant, his Spouse, or any of his dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2) or (d)(1)(B)) or necessary to obtain such medical care;

(ii)                                  The purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)                               Payment of tuition, related educational fees and room and board expenses for the next semester, quarter or twelve (12) months of post-secondary education for the Participant, his Spouse, children, or dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2) or (d)(1)(B));

(iv)                              The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)                                 For the purpose of making a Qualified Reservist Distribution;

(vi)                              Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, child or dependent (within the meaning of Code Section 152, without regard to Code Section 152(d)(1)(B));

(vii)                           Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); and

(viii)                        Such other events set forth by the Commissioner of the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability.

(b)                                 Satisfaction of Immediate and Heavy Financial Need.  A withdrawal shall be permitted pursuant to this Plan Section 13.2 only if the withdrawal is necessary to satisfy the immediate and heavy financial need of the Participant.  A withdrawal shall be treated as necessary to satisfy an immediate and heavy financial need of the Participant only to the extent the amount of such withdrawal is not reasonably available to the Participant from other resources.  The Administrator or its designated representative may reasonably rely on the Participant’s representations that the need cannot be relieved by insurance, by reasonable liquidation of the Participant’s assets, by termination of the Participant’s Employee Salary Deferral Contributions or by other distributions or loans from the Plan or from commercial lenders.  A Participant’s resources shall be deemed to include those assets of his or her Spouse and minor children that are reasonably available to the Participant.  A withdrawal shall be deemed necessary to satisfy an immediate and heavy financial need, provided that each of the following requirements is satisfied:

(i)                                     The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant;

(ii)                                  The Participant has obtained all distributions, other than a distribution pursuant to this Plan Section 13.2, and all loans available under the Plan and all other plans maintained by an Employer; and

(iii)                               Employee Salary Deferral Contributions and Additional Regular After-Tax Employee Contributions made on behalf of a Participant under the Plan and all other plans maintained by an Employer are suspended for a period of six (6) months beginning on the date such Participant receives a hardship withdrawal other than a Qualified Reservist Distribution.  A Participant shall not cease to be treated as an Employee eligible to participate in the Plan because his or her Employee Salary Deferral Contributions or Additional Regular After-Tax Employee Contributions are suspended in accordance with the preceding sentence.

(iv)                              The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

If a Participant’s application for withdrawal on account of hardship is approved, the Administrator shall then instruct the Funding Agent (or its designee) to make payment of the approved amount of the withdrawal to the Participant.

(v)                                 Notwithstanding the above, distributions from the Participant’s Account pursuant to this Section shall be limited solely to the Participant’s total Employee Pre-Tax Contributions and Employee Roth 401(k) Contributions as of the date of distribution, reduced by the amount of any previous distributions pursuant to this Section and Plan Section 13.1, and distributions from the Participant’s Account pursuant to this Section shall not include the portion of such Account attributable to the Participant’s Qualified Non-Elective Contributions made pursuant to Plan Section 10.10(e), if any.

13.3                        Withdrawals from TRAESOP/PAYSOP Source Account.  A Participant may, prior to his or her severance from the service of the Employer, request a distribution of Common Shares from his or her TRAESOP/PAYSOP Source Account.  A distribution prior to severance from service shall be permitted only if the Participant furnishes evidence satisfactory to the Administrator that the distribution is for good cause.  For the purpose of this Plan Section 13.3, “Good Cause” shall mean a need for financial assistance in meeting obligations incurred or to be incurred with respect to the health, education, or welfare of the Participant or a member of his or her immediate family, or with respect to an accident or casualty to person or property suffered by such Participant or a member of his or her immediate family, as determined by the Administrator in his or her sole discretion.  The Administrator shall consider the application of the Participant and act on such application according to standards and rules uniformly applicable to all Participants similarly situated.  Distributions pursuant to this Plan Section 13.3 shall be made in cash unless the Participant elects to receive whole Common Shares.

13.4                        Loans to Participants.  The Administrator or its designated representative may, upon the request of a Participant or Beneficiary who is a “party in interest” as defined in ERISA Section 3(14), direct the Funding Agent to make a loan or loans to such Participant or Beneficiary from his or her Account (excluding the Participant’s K-Vantage Contribution Source Account), subject to the following:

(a)                                 A maximum of two (2) loans is permitted to be outstanding at any time, one (1) of which shall be a general purpose loan with repayment not exceeding five (5) years and the other of which shall be either a general purpose loan or a loan used to acquire a dwelling unit which is to be used within a reasonable time, determined when the loan is made, as the principal residence of the Participant, with repayment not exceeding thirty (30) years.  The amount of each loan shall be determined with reference to the fair market value of the Participant’s Account as of the most recent Valuation Date for which valuation data has been received by the Administrator or its designated representative. The source of funds used to fund a loan shall be taken from the Participant’s Vested Account in the sources and the order described in the Plan’s loan policy and set forth in the Plan’s administrative manual, and will be satisfied pro rata from the Investment Funds in which the source is invested.  Any loan, when added to the balance of all other outstanding loans with respect to a Participant’s Account from the Plan, shall not exceed the lesser of:

(i)                                     $50,000, reduced by the excess, if any, of:

(A)                               the Participant’s highest outstanding loan balance under the Plan for the one (1) year period ending on the day before such loan is made, over

(B)                               the Participant’s loan balance under the Plan on the day such loan is made, or

(ii)                                  Fifty percent (50%) of the Participant’s Vested interest in his or her Account.

The total of the unpaid balance of all loans (including accrued but unpaid interest) made with respect to a Participant’s Account under the Plan and such Participant’s accounts under all other qualified plans maintained by the Employer or any other employer that is a member of a group of employers which constitutes a controlled group of corporations (as defined in Code Section 414(b)), which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), or which constitutes an affiliated service group (as defined in Code Section 414(m) and modified in Code Section 414(o)) that includes that the Employer shall not exceed the maximum amount permitted under Code Section 72(p).

(b)                                 No loan shall be made in an amount less than $1,000.

(c)                                  Each loan shall be evidenced by a legally enforceable agreement (which may include more than one document) bearing a reasonable rate of interest as determined by the Administrator taking into consideration interest rates currently being charged by commercial lenders for loans made under similar circumstances and shall be adequately secured in such manner as the Administrator may determine.  Collateral for a loan may consist of an assignment of not more than fifty percent (50%) of a Participant’s vested interest in his or her Account, provided that such collateral adequately secures repayment of the loan.  In the event of a default on a loan, the Administrator (or its designated representative) shall, after giving the Participant or Beneficiary written notice of the default and an opportunity to cure the default, in accordance with the terms and conditions of such loan, foreclose upon the collateral to the extent necessary to satisfy the Participant’s or Beneficiary’s obligation.  If the collateral for such loan is the Participant’s interest in his or her Account, such foreclosure may not occur prior to the Participant’s termination of employment.

(d)                                 Each loan shall be made for such term and, subject to (c) above, upon such terms and conditions as the Administrator shall determine; provided that substantially level amortization, with payments not less frequently than quarterly, shall be required over the term of any loan, and further provided that the term shall not exceed five (5) years unless the loan is used to acquire a dwelling unit which is to be used within a reasonable time, determined when the loan is made, as the principal residence of the Participant or Beneficiary, the term for which shall not exceed thirty (30) years.

(e)                                  Each loan to a Participant or Beneficiary shall be treated and accounted for as an investment of such Participant’s Account, and loans shall be charged against the Investment Funds in which the Participant’s Account is invested in proportion to the amounts invested in such funds as of the date such loan is made.  Amounts of principal and interest paid on any loan shall be transferred to the Investment Funds in accordance with the Participant’s or Beneficiary’s investment direction in effect at the time of payment.

(f)                                   No distribution (other than a distribution pursuant to Plan Sections 13.1 through 13.3, a deemed distribution under Code Section 72(p) or an offset distribution with respect to a former Participant who fails to repay his or her loan(s) in full by the date provided in the administrative procedures established pursuant to Plan Section 13.4(j)) shall be made to any Participant or Beneficiary until all unpaid loans with respect to the Participant’s Account, including accrued interest thereon, have been paid in full.  For purposes of the preceding sentence, a “Former Participant” means any individual who ceases to be employed by an Employer and is no longer employed by any of them and who has not received full distribution of his or her Account.  Notwithstanding the preceding sentence to the contrary, in the event a Participant or Beneficiary receives or commences to receive distribution of his or her Account pursuant to Article XII, and at the time of such distribution there remains outstanding any unpaid loans with respect to his or her Account, then

(i)                                     such unpaid loan shall be treated as due and payable immediately as of the date distribution is made or commences;

(ii)                                  the Account of the Participant or Beneficiary shall be reduced prior to any such distribution by the amount of the principal and accrued interest outstanding on such loan;

(iii)                               the loan shall be deemed to be paid in full as of the date the distribution is made or commences; and

(iv)                              such Participant or Beneficiary shall be treated as receiving or commencing to receive a distribution of his or her entire Account.

(g)                                  The Administrator shall suspend the obligation to repay any loan made to a Participant pursuant to this Plan Section 13.4 for any period during which such Participant is performing service in the “uniformed services” (as defined in USERRA), whether or not such service is “qualified military service” within the meaning of Plan Section 8.8, and such suspension shall not be taken into account for purposes of Code Section 72(p), 401(a), or 4975(d)(1).

(h)                                 The Administrator or its designated representative shall follow a uniform and nondiscriminatory policy in making loans to ensure that loans are available to all Participants and Beneficiaries who are “parties in interest” on a reasonably equivalent basis as required under 29 C.F.R. Section 2550.408b-1 and to further ensure that the Plan meets the requirements of Code Section 401(a)(4).

(i)                                     A request for a loan shall be made by such written, telephonic or electronic means as may be prescribed by the Administrator.

(j)                                    The Administrator shall establish, in writing, administrative procedures to carry out the provisions of this Plan Section 13.4.

13.5                        Relief for Hurricane Victims.

(a)                                 Definitions for Hurricane Victims.

(i)                                     “2017 Distribution Period” means the period (A) commencing on, August 23, 2017 for Harvey Victims, September 4, 2017 for Irma Victims, and for September 16, 2017 Maria Victims, or, in each case, such other date specified by the Federal Emergency Management Agency (“FEMA”), and (B) ending on January 31, 2018 for Hurricanes Harvey and Irma, and ending on March 15, 2018 for Hurricane Irma.

(ii)                                  “Harvey Victim” means a Participant with a need arising from (A) such Participant’s principal residence or place of employment on August 23, 2017 (or such other date specified by FEMA), being located in one of the counties identified for individual assistance by FEMA because of the devastation caused by Hurricane Harvey on the applicable date, or (B) such Participant’s lineal descendant, dependent, or Spouse having a principal residence or place of employment in one of the applicable counties on the applicable date.

(iii)                               “Irma Victim” means a Participant with a need arising from (A) such Participant’s principal residence or place of employment on September 4, 2017 (or such other date specified by FEMA), being located in one of the counties identified for individual assistance by FEMA because of the devastation caused by Hurricane Irma on the applicable date, or (B) such Participant’s lineal descendant, dependent, or Spouse having a principal residence or place of employment in one of the applicable counties on the applicable date.

(iv)                              “Maria Victim” means a Participant with a need arising from (A) such Participant’s principal residence or place of employment on September 16, 2017 (or such other date specified by FEMA), being located in one of the counties identified for individual assistance by FEMA because of the devastation caused by Hurricane Maria on the applicable date, or (B) such Participant’s lineal descendant, dependent, or Spouse had a principal residence or place of employment in one of the applicable counties on the applicable date.

(b)                                 Special Hurricane Plan Loan Relief.  Notwithstanding anything to the contrary in the Plan, including without limitation, in Section 13.2 or 13.4 of the Plan, any Participant who is a Harvey Victim, Irma Victim, or Maria Victim, may during the 2017 Distribution Period, apply for a loan under the Plan such that the Harvey Victim, Irma Victim, and Maria Victim, as applicable, may have two loans (if he or she had one loan outstanding on August 23, 2017) or three loans (if he or she had two loans outstanding on August 23, 2017) outstanding until the loan(s) outstanding on August 23, 2017 are paid in accordance with their terms and no new loan may be taken until such loans have been paid.  In the event a Harvey Victim, Irma Victim, or Maria Victim takes a hardship distribution from the Plan during the 2017 Distribution Period, Section 13.2(b)(iii) shall not apply.  Any relief provided for Harvey Victims, Irma Victims, and Maria Victims, shall be made in a manner that is compliant with IRS Announcements 2017-11 and 2017-13, as applicable, as determined in the sole discretion of the Administrator.

(c)                                  Special Relief for Hurricane Victims under H.R. 3823.  Any Participant who as of August 23, 2017 for Hurricane Harvey, September 4, 2017 for Hurricane Irma, and September 16, 2017 for Hurricane Maria had his or her principal place of residence located in one of the counties identified for individual assistance by FEMA because of the devastation caused by Hurricane Harvey, Irma or Maria, as applicable, and sustained an economic loss (as determined by the Administrator in its sole discretion) due to the hurricane is eligible for the following:

(i)                                     A Participant eligible for special relief under H.R. 3823 may take a “Qualified Hurricane Distribution”, as defined in Section 502 of H.R. 3823, at any time after August 23, 2017 for Hurricane Harvey, September 4, 2017 for Hurricane Irma, and September 16, 2017 for Hurricane Maria and prior to January 1, 2019 provided the aggregate amount of Qualified Hurricane Distributions received by a Participant for any taxable year (from all plans maintained by the Employer, including any member of a group treated as a single employer under Code

Section 414(b), (c), (m), (n) or (o) that includes the Employer) does not exceed $100,000.  A Participant who receives a Qualified Hurricane Distribution (from this Plan or another eligible retirement plan as defined in Code Section 402(c)(8)(B)), at any time during the three (3) year period beginning on the day after receipt of the distribution, may make one or more contributions to the Plan, as Rollover Contributions, in an aggregate amount not to exceed the amount of such distribution.

(ii)                                  A Participant eligible for special relief under H.R. 3823 who received a hardship distribution after February 28, 2017 and before September 21, 2017 pursuant to Section 13.2 for the purchase or construction of a principal residence in an applicable hurricane disaster area, but who, on account of the hurricane, did not use the funds to purchase or construct a principal residence, may make one or more contributions to the Plan before March 1, 2018, as Rollover Contributions, during the applicable period, in an aggregate amount not to exceed the amount of such qualified distribution.

(iii)                               Notwithstanding Section 13.4, a Participant eligible for special relief under H.R. 3823 may apply for a loan granted on or after August 23, 2017 for Hurricane Harvey, September 4, 2017 for Hurricane Irma, and September 16, 2017 for Hurricane Maria and prior to January 1, 2019 and repay any outstanding loan by applying the applicable limits and repayment rules set forth in section 502(c) of H.R. 3823, which provisions are hereby incorporated by reference.

ARTICLE XIV
TERMINATION OF PLAN

14.1                        Termination.  Although the Employer hopes to continue the Plan and its contributions to the Fund indefinitely, the Employer may, by action of its board of directors, for any reason, terminate the Plan as to its Participants and all further contributions to the Fund at any time.  Upon termination of the Plan or complete discontinuance of contributions hereunder all affected Participants shall become vested in their Accounts.  In addition, any liability of the Employer hereunder shall automatically terminate upon its being legally dissolved, upon the filing of a petition in bankruptcy (either voluntarily or involuntarily), or upon its making any general assignment for the benefit of creditors.

14.2                        Distribution.  Upon (a) the termination, in whole or in part, of the Plan, (b) the complete discontinuance of contributions by the Employer to the Fund, or (c) the termination of the liability of the Employer, as provided for in Plan Section 14.1, the Recordkeeper shall make a final allocation of Employer Matching Contributions and Employer ESOP Contributions and net earnings or losses in the manner prescribed herein to the Accounts of affected Participants, and thereafter the funds in the Account of each such Participant shall be paid and distributed to such person in a lump sum beginning not later than the sixtieth (60th) day after the later of  (i) such termination or discontinuance or (ii) the Company’s receipt of a written determination by the Internal Revenue Service that such termination or discontinuance does not adversely affect the qualified status of the Plan.  Any final payment or distribution to any Participant or Beneficiary in accordance with the provisions hereof shall be in full satisfaction of all claims against the Employer, the Fund, the Funding Agent, the Administrator, the Recordkeeper, and the Co-Fiduciary.

14.3                        Final Expenses.  Notwithstanding anything to the contrary herein, all expenses of administration of the Fund and other expenses incident to the termination and distribution of the Fund which are incurred after the termination of the Plan shall be paid from the Fund as directed by the Administrator.

ARTICLE XV
AMENDMENT OF PLAN

15.1                        Amendment.  The Company shall have the right, by action of the Board or, with respect to those portions of the Plan identified below, the Administrator, to modify or amend the Plan, in whole or in part, at any time and from time to time and any such modification or amendment may be made retroactively; provided, however, that no such action shall adversely affect Participants (including for purposes of this Plan Section 15.1 former Participants with a remaining Account) to the extent of their vested benefits.  Those portions of the Plan that may be modified by the Administrator without action of the Board are as follows:

(a)                                 Provisions implementing requirements of the Code,  ERISA or collective bargaining agreements; and

(b)                                 Provisions prescribing administrative procedures, including but not limited to procedures to be followed by Participants and, as applicable, Beneficiaries, in:

(i)                                     electing to participate or stop participating in the Plan;

(ii)                                  electing and changing contribution choices;

(iii)                               requesting and qualifying for distributions or withdrawals (including hardship withdrawals);

(iv)                              electing early or deferred distributions; and

(v)                                 transferring investments between the Plan’s Investment Funds.

Notwithstanding the foregoing, the Administrator shall not have the right, without the approval of the Board, to amend those provisions of the Plan defining the appeals process, the duties of the Administrator or the Board, the available investment options, vesting or eligibility, or to increase the level of Employer Matching Contributions or other benefits to reflect the terms of collective bargaining agreements, if such contributions or benefits will be greater than those provided by the Plan for similarly situated non-bargaining unit Employees.

15.2                        Funding Agent.  The Administrator shall deliver a copy of each amendment to the Plan to the Funding Agent promptly after its adoption.  No amendment shall be made that would adversely affect the Funding Agent or impose additional duties on it without the Funding Agent’s written consent thereto.

ARTICLE XVI
CLAIMS PROCEDURE

16.1                        Filing a Claim for Benefits.  A Participant or other person entitled to benefits under the Plan (or the authorized representative of such Participant or other person) may make a claim for Plan benefits by filing a request with the Vice President-Human Resources of the Company.  Such request shall be made by such written, telephonic or electronic means as shall be prescribed by the Administrator.  All such claims must be submitted within the “applicable limitations period.”  The “applicable limitations period” shall be two (2) years, beginning on (a) in the case of any payment, the date on which the payment was made, or (b) for all other claims, the date on which the action complained of occurred.  Additionally, upon denial of an appeal pursuant to Plan Section 16.4, a Participant or such other person shall have one (1) year within which to bring suit against the Plan for any claim related to such denied appeal; any such suit initiated after such one (1) year period shall be precluded.

16.2                        Notice of Denial of Claim.  If a claim is wholly or partially denied, the Vice President-Human Resources of the Company shall furnish the claimant with written or electronic notification of the adverse benefit determination.  Any electronic notification shall comply with the standards imposed by 29 C.F.R. Section 2520.104(b)-1(c)(1)(i), (iii) and (iv).  The notification shall set forth in a manner calculated to be understood by the claimant:

(a)                                 the specific reason or reasons for the adverse benefit determination;

(b)                                 reference to the specific Plan provisions on which the determination is based;

(c)                                  a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

(d)                                 a description of the Plan’s procedures for review of an adverse benefit determination and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Such notification shall be furnished to the claimant within ninety (90) days after receipt of his or her claim, unless special circumstances require an extension of time for processing such claim.  If an extension of time for processing is required, the Administrator shall, prior to the termination of the initial ninety (90) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension of time and the date by which the Administrator expects to render the benefit determination.  In no event shall an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.

16.3                        Appeal of Denied Claim.  A claimant or his or her authorized representative may appeal an adverse benefit determination by Filing a written request for review with the Administrator within sixty (60) days after receipt by the claimant of the notification of such adverse benefit determination.  A claimant or his or her duly authorized representative:

(a)                                 may submit to the Administrator written comments, documents, records, and other information relating to the claim for benefits; and

(b)                                 shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.

The Administrator’s review of any adverse benefit determination shall take into account all comments, documents, records and other information submitted by the claimant or his or her authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

16.4                        Decision on Appeal.  The Administrator shall provide the claimant with written or electronic notification of the benefit determination on review not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing.  Any electronic notification shall comply with the standards imposed by 29 C.F.R. Section 2520.104b-1(c)(1)(i), (iii) and (iv).  If an extension of time for processing is required, the Administrator shall, prior to the termination of the initial sixty (60) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension of time and the date by which the Administrator expects to render the determination on review.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty (60) day period.

In the case of an adverse benefit determination, the notification shall set forth in a manner calculated to be understood by the claimant, including specific references to the pertinent Plan provisions, the determinations, decisions and other actions of the Administrator, taken in accordance with the provisions hereof, which shall be final, conclusive and binding on all parties, including the following:

(a)                                 the specific reason or reasons for the adverse determination;

(b)                                 reference to the specific Plan provisions on which the determination is based;

(c)                                  a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and

(d)                                 a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

16.5                        Claims Based on Total Disability.  Notwithstanding the foregoing provisions of this Article XVI to the contrary, a claim for benefits based on Total Disability shall be made and processed in accordance with the claims procedures under the Company’s Long-Term Disability Plan.

ARTICLE XVII
THE FUNDING AGENT

17.1                        Funding Agreements.  All contributions hereunder to the Fund shall be held by one or more Funding Agents as may be selected by the Co-Fiduciary from time to time, under one or more Funding Agreements with such powers in each Funding Agent as to investment, reinvestment, control and disbursement of all or part of the Fund as shall be in accordance with the provisions hereof.

17.2                        Voting Rights.  Each Participant with a portion of his or her Account invested in the Common Shares Fund, each ESOP Participant and each Participant with a TRAESOP/PAYSOP Source Account (including for purposes of this Plan Section 17.2, a former Participant with an investment in the Common Shares Fund or a remaining ESOP Contribution Source Account or TRAESOP/PAYSOP Source Account), or, in the event of his or her death, his or her Beneficiary, shall have the right to direct the Funding Agent as to the manner in which Common Shares held in his or her Account in the Common Shares Fund, allocated to his or her ESOP Contribution Source Account, and/or allocated to his or her TRAESOP/PAYSOP Source Account are to be voted on each matter brought before an annual or special shareholders’ meeting of Eversource Energy.  Upon timely receipt of such directions the Funding Agent shall on each such matter vote such Common Shares as directed and the Funding Agent shall have no discretion in such matter.  The instructions received by the Funding Agent shall be held by the Funding Agent in confidence and shall not be divulged or released to any person, including officers or Employees of Eversource Energy, the Company or any Associate Company.  The Funding Agent shall vote those Common Shares held in the Common Shares Fund or allocated to ESOP Contribution Source Accounts and TRAESOP/PAYSOP Source Accounts for which it has not received direction in the same proportion as allocated Common Shares and Common Shares held in the Common Shares Fund and Common Shares held in TRAESOP/PAYSOP Source Accounts for which it has received direction are voted, and the Funding Agent shall have no discretion in such matter.  The Funding Agent shall vote all unallocated Common Shares, if any, in the same proportion as allocated Common Shares (other than Common Shares held in the Common Shares Fund and Common Shares held in TRAESOP/PAYSOP Source Accounts which were not previously held in the Unallocated Stock Account) for which it has received direction are voted, and the Funding Agent shall have no discretion in such matter.

17.3                        Rights on Tender or Exchange Offer.  Each Participant with a portion of his or her Account invested in the Common Shares Fund, each ESOP Participant and each Participant with a TRAESOP/PAYSOP Source Account (including, for purposes of this Plan Section 17.3, a former Participant with an investment in the Common Shares Fund and/or a remaining ESOP Contribution Source Account or TRAESOP/PAYSOP Source Account), or, in the event of his or her death, his or her Beneficiary, shall have the right, to the extent of the number of Common Shares held in his or her Account in the Common Shares Fund, allocated to his or her ESOP Contribution Source Account and allocated to his or her TRAESOP/PAYSOP Source Account, to direct the Funding Agent in writing as to the manner in which to respond to a tender or exchange offer with respect to Common Shares.  The Funding Agent shall use its best efforts to timely distribute or cause to be distributed to each such Participant (or Beneficiary) such information as will be distributed to shareholders of Eversource Energy in connection with any such tender or exchange offer.  Upon timely receipt of such instructions, the Funding Agent shall respond as instructed with respect to such Common Shares.  The instructions received by the Funding Agent shall be held by the Funding Agent in confidence and shall not be divulged or released to any person, including officers or Employees of Eversource Energy, the Company or any Associate Company.  The Funding Agent shall not tender or exchange those Common Shares held in the Common Shares Fund or allocated to ESOP Contribution Source Accounts or TRAESOP/PAYSOP Source Accounts for which it does not receive timely instructions as set forth above, and the Funding Agent shall have no discretion in such matter.  Unallocated Common Shares shall be tendered or exchanged by the Funding Agent in the same proportion as Common Shares (other than Common Shares held in the Common Shares Fund and Common Shares held in TRAESOP/PAYSOP Source Accounts which were not previously held in the Unallocated Stock Account), with respect to which Participants (or Beneficiaries) have the right of direction, are tendered or exchanged, and the Funding Agent shall have no discretion in such matter.

ARTICLE XVIII
WITHDRAWAL OF A PARTICIPATING COMPANY

18.1                        Withdrawal of Participating Company.  Any one or more of the Participating Companies may terminate its or their participation and withdraw from the Plan by giving six (6) months’ notice in writing of its or their intention to withdraw to the Board, unless a shorter notice shall be agreed to by the Board.

18.2                        Allocation of Assets. Upon such withdrawal or as soon as practicable after such withdrawal, the Company shall certify to the Funding Agent the equitable share or shares of such Withdrawing Company or companies in the Fund and the Funding Agent shall set aside as soon as practicable such securities and other property as it shall, in its sole discretion, deem to be equal in value to such equitable share or shares.  The Funding Agent shall turn over as soon as practicable such securities and property to such legal representatives as may be designated by such Withdrawing Company or companies.

18.3                        No Plan Termination.  The withdrawal of a Participating Company from the Plan shall not constitute a termination of the Plan as thereafter in effect for any other Employer.

18.4                        Plan Spin-Offs. Anything in the Plan to the contrary notwithstanding, if a Participating Company withdraws from the Plan in accordance with Plan Section 18.1 (such withdrawing Participating Company hereinafter referred to as a “Withdrawing Company”) and, in accordance with Plan Section 18.2, the Funding Agent transfers upon such withdrawal or as soon as practicable thereafter to the legal representative(s) designated by such withdrawing company such withdrawing company’s equitable share or shares in the Fund, all in accordance with the provisions of Code Section 414(1) governing the transfer of Plan assets and liabilities, and in accordance with a resolution of the Board of Directors of the withdrawing company that provides that the provisions of this Plan Section 18.4 shall apply and sets a schedule to accomplish said transfer which is acceptable to the Company, then, from and after the date of such withdrawal from the Plan and notwithstanding the fact that such withdrawing company’s equitable share or shares in the Fund may be transferred after the date of such withdrawal the employees of such withdrawing company shall cease to be Participants in the Plan, but such employees shall not be considered to have terminated service with an Employer or an Associate Company for purposes of the distribution of Accounts under the Plan; neither the Plan nor any Employer shall be under any obligation or liability to pay any benefits under the Plan to such employees or to any such employee’s Spouse, Same-Sex Life Partner, other beneficiary or Alternate Payee under Code Section 414(p); such employees, their Spouses, Same-Sex Life Partners, other beneficiaries and Alternate Payees under Code Section 414(p) shall look solely to the plan or plans maintained or to be maintained by or for the withdrawing company to which the assets of the Plan have been or will be transferred for the payment of any benefits accrued by such employees under the Plan prior to the withdrawal of such Withdrawing Company; and any service with an Employer or an Associate Company prior to the date of such withdrawing company’s withdrawal from the Plan shall be disregarded for all purposes under the Plan even if any such employee is re-employed by an Employer or an Associate Company at any time after the date of withdrawal of such withdrawing company from the Plan.

ARTICLE XIX
NONALIENABILITY OF BENEFITS

19.1                        Nonalienability of Benefits.  Except as expressly provided below, the benefits provided under the Plan shall not be subject to alienation, assignment, garnishment, attachment, execution (other than the collection by the United States on a judgment resulting from an unpaid tax assessment) or levy of any kind (other than a federal tax levy made pursuant to Code Section 6331), and any attempt to cause such benefits to be so subjected will not be recognized.

Notwithstanding the foregoing to the contrary, this Plan Section 19.1 shall not apply to any offset of a Participant’s Account balance against an amount that the Participant is ordered or required to pay to the Plan, and the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(13) or 401(k) solely by reason of such an offset, provided:

(a)                                 the order or requirement to pay arises —

(i)                                     under a judgment of conviction for a crime involving the Plan;

(ii)                                  under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or

(iii)                               pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person;

(b)                                 the judgment, order, decree or settlement agreement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the Plan against the Participant’s Account balance; and

(c)                                  if the Participant has a Spouse at the time at which the offset is to be made:

(i)                                     either such Spouse has consented in writing to such offset and such consent is witnessed by a notary public (or it is established to the satisfaction of the Administrator that such consent may not be obtained because there is no Spouse or the Spouse cannot be located), or an election to waive the right of the Spouse to either a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of Code Section 417(a);

(ii)                                  such Spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of Part 4 of Subtitle B of Title I of ERISA; or

(iii)                               in such judgment, order, decree or settlement, such Spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified preretirement survivor annuity provided pursuant to Code Section 401(a)(11)(A)(ii), determined as if:

(A)                               the Participant terminated employment on the date of the offset;

(B)                               there was no offset;

(C)                               the Plan permitted commencement of benefits only on or after the Participant’s attaining age sixty-five (65);

(D)                               the Plan provided only the minimum-required qualified joint and survivor annuity; and

(E)                                the amount of the qualified preretirement survivor annuity is equal to the amount of the survivor annuity payable under the minimum-required qualified joint and survivor annuity.

For purposes of subsection (c)(iii), the term “Minimum-Required Qualified Joint and Survivor Annuity” means the qualified joint and survivor annuity which is the actuarial equivalent of the Participant’s accrued benefit (within the meaning of Code Section 411(a)(7)) and under which the survivor annuity is fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and his or her Spouse.

19.2                        Qualified Domestic Relations Orders.  The provisions of the immediately preceding Section shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that said immediately preceding Section shall not apply if the order is determined to be a qualified domestic relations order.

19.3                        Notice.  Upon the receipt of any domestic relations order by the Plan, the Administrator (or its designated representative) shall promptly notify, in writing, the Participant and any Alternate Payee named in the domestic relations order (at the address included in the domestic relations order) of the receipt of such order and the Plan’s procedures for determining the qualified status of such domestic relations order.

19.4                        Representative.  Any Alternate Payee named in a domestic relations order received by the Plan shall have the right to designate, by notice in writing to the Administrator (or its designated representative), a representative for the receipt of copies of notices that are sent to the Alternate Payee with respect to such domestic relations order.

19.5                        Separate Account.

(a)                                 During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined (by the Administrator (or its designated representative), by a court of competent jurisdiction, or otherwise), the Administrator (or its designated representative) shall direct the Funding Agent to separately account for the amounts, if any, which would have been payable to any Alternate Payee during such period if the order had been determined to be a qualified domestic relations order.

(b)                                 In the event an Alternate Payee does not receive an immediate distribution pursuant to a domestic relations order which is determined by the Administrator (or its designated representative) or by a court of competent jurisdiction to be a qualified domestic relations order, the Administrator (or its designated representative) shall direct the Funding Agent to establish a separate account in the Plan in the name of the Alternate Payee as soon as practicable following such determination.  An Alternate Payee shall have the same rights and protections as a Participant with respect to such account and shall be entitled to receive distribution of such account in accordance with Plan Section 12.13.

19.6                        Determination by Administrator.

(a)                                 Within ninety (90) days after receipt of a domestic relations order, the Administrator (or its designated representative) shall determine whether such order is a qualified domestic relations order and shall notify, in writing, the Participant and each Alternate Payee named in such order of such determination.

(b)                                 If the Administrator (or its designated representative) shall determine that the domestic relations order is a qualified domestic relations order and such order provides that the benefits required to be paid thereunder are immediately distributable, the Administrator (or its designated representative) shall direct the Funding Agent to pay to each Alternate Payee named in such order the benefits required to be paid thereunder, including any amounts segregated in accordance with Plan Section 19.5(a) (plus any interest thereon).  If the Administrator (or its designated representative) shall determine that the domestic relations order is a qualified domestic relations order and such order does not provide that the benefits required to be paid thereunder are immediately distributable, the Administrator (or its designated representative) shall direct the Funding Agent to establish a separate account in accordance with Plan Section 19.5(b).

(c)                                  If the Administrator (or its designated representative) shall determine that the domestic relations order is not a qualified domestic relations order, the notice required by the first paragraph of this Section shall include a statement of the specific reason or reasons for the Administrator’s (or its designated representative’s) determination and the Administrator (or its designated representative) shall direct the Funding Agent to continue to segregate, in accordance with Plan Section 19.5(a), during the eighteen (18) month period beginning with the date on which the first payment would be required to be made under such domestic relations order, any amounts which would have been payable to any Alternate Payee during such eighteen (18) month period if the order had been determined to be a qualified domestic relations order, unless such order shall sooner be determined, by the Administrator (or its designated representative) or a court of competent jurisdiction, to be a qualified domestic relations order, in which event the Administrator (or its designated representative) shall direct the Funding Agent to make payment of any such segregated amount (plus any interest thereon) to each Alternate Payee named in the order in accordance with subsection (b) above.  If neither the Administrator (or its designated representative) nor a court of competent jurisdiction shall determine within said period of eighteen (18) months that such domestic relations order is a qualified domestic relations order, then, upon expiration of said period, the Administrator (or its designated representative) shall direct the Funding Agent to pay any such segregated amount (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.

19.7                        Definitions.  As used in this Article, the following terms shall have the meanings hereinafter set forth:

(a)                                 “Alternate Payee” shall mean any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

(b)                                 “Domestic Relations Order” shall mean any judgment, decree or order (including approval of a property settlement agreement) which relates to the provisions of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law).

(c)                                  “Earliest Retirement Age” shall mean the earlier of:

(i)                                     the date on which the Participant is entitled to a distribution under the Plan, or

(ii)                                  the later of the date the Participant attains age fifty (50), or the earliest date on which the Participant could begin receiving payments under the Plan if he or she separated from service.

(d)                                 “Qualified Domestic Relations Order” shall mean a domestic relations order which:

(i)                                     creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and

(ii)                                  clearly specifies:

(A)                               the name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

(B)                               the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

(C)                               the number of payments or the period to which such order applies; and

(D)                               each plan to which such order applies; and

(iii)                               does not require the Plan to:

(A)                               provide any type or form of benefits, or any option, not otherwise provided under the Plan;

(B)                               provide increased benefits (determined on the basis of actuarial value); or

(C)                               pay benefits to an Alternate Payee that are to be paid to another Alternate Payee under another order previously determined to be a qualified domestic relations order.

In the case of any payment to an Alternate Payee before a Participant has separated from service, a domestic relations order shall not be treated as failing to meet the requirements of clause (A) of subsection (d)(iii) solely because such order requires that payment of benefits be made to an Alternate Payee:

(iv)                              on or after the date on which the Participant attains (or would have attained) the earliest retirement age;

(v)                                 as if the Participant has retired on the date on which such payment is to begin under such order; and

(vi)                              in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent Spouse).

ARTICLE XX
TOP-HEAVY PLAN PROVISIONS

20.1                        Definitions.

(a)                                 Compensation.  Compensation of an Employee within the meaning of Code Section 415(c)(3).

(b)                                 Key Employee.  Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was an officer of the Employer with Compensation greater than $165,000 (as adjusted under Code Section 416(i)(1)), a Five-Percent Owner of the Employer, or a One-Percent Owner of the Employer who has Compensation of more than $150,000.  The determination of who is a “Key Employee” will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(c)                                  Top-Heavy Plan.  For any Plan Year, the Plan is top-heavy if any of the following conditions exists:

(i)                                     If the Top-Heavy Ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(ii)                                  If the Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) (both as defined in Section 416 of the Code) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds sixty percent (60%).

(iii)                               If the Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

(iv)                              Top-Heavy Ratio.

(A)                               The Top-Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the Determination Period(s)) and the Present Value (as defined in Section 416 of the Code) of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the Determination Period(s)) under the aggregated defined contribution plan or plans for all participants and the Present Value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the Determination Periods.

(B)                               For purposes of (A) above, the value of Account balances and the Present Value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.  The Account balances and accrued benefits of a Participant (I) who is not a Key Employee but who was a Key Employee in a prior year, or (II) who has not received any Compensation from any Employer maintaining the Plan at any time during the Determination Period or who has not performed services for any Employer during the one (1) year period ending on the Determination Date shall be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Code Section 416 and the Regulations thereunder.  Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Date(s) that falls within the same calendar year.

(C)                               The accrued benefit of a Participant other than a Key Employee shall be determined under (I) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (II) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(D)                               The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one (1) year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “five-year period” for “one-year period”.

(d)                                 Permissive Aggregation Group.  The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e)                                  Required Aggregation Group. (i) Each qualified plan of the Employer in which at least one Key Employee participated during the Determination Period (regardless of whether the plan has terminated) and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or 410 during the Determination Period.

(f)                                   Determination Date.  For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.  For the first Plan Year of the Plan, the last day of that year.

(g)                                  Determination Period.  The Plan Year containing the Determination Date and the four (4) preceding Plan Years.

(h)                                 Valuation Date.  For purposes of computing the Top-Heavy Ratio, the Valuation Date shall be the normal annual Valuation Date for the Plan.

(i)                                     Present Value.  For purposes of computing the Top-Heavy Ratio, any benefit shall be discounted using the actuarial factors in the definition of “Actuarial Equivalent” in the Retirement Plan.

20.2                        Top-Heavy Provisions.  If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the following provisions shall supersede any conflicting provision in the Plan:

(a)                                 Minimum Allocations.  Except as otherwise provided in subsections (b) and (c) below, for any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant’s Compensation or, in the case where the Employer has no defined benefit plan which designates the Plan to satisfy Code Section 401, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee’s Compensation (including, for this purpose, amounts contributed to the Plan pursuant to a salary deferral agreement pursuant to Plan Section 7.1), allocated on behalf of any Key Employee for that year.  The minimum allocation is determined without regard to any Social Security contribution.  This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) the Participant’s failure to make mandatory employee contributions to the Plan, (iii) Compensation less than a stated amount, or (iv) integration with Social Security.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of the Plan and Code Section 416(c)(2).  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(b)                                 The provision in subsection (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(c)                                  The provision in subsection (a) above shall not apply to any Participant to the extent the Participant is covered under a defined benefit plan of the Employer, and such defined benefit plan shall provide such Participant with the benefit required in accordance with Cod Section 416 and Treasury Regulations thereunder.

ARTICLE XXI
MINIMUM DISTRIBUTION REQUIREMENTS

21.1                        General Rules.

(a)                                 Precedence. The requirements of this Article XXI will take precedence over any inconsistent provisions of the Plan.

(b)                                 Requirements of Treasury Regulations Incorporated. All distributions required under this Amendment will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(c)                                  TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

21.2                        Time and Manner of Distribution.

(a)                                 Required Beginning Date. The Participant’s (which, for purposes of this Article, means a former Employee with an Account in the Plan) entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)                                 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)                                     If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70½), if later, unless the surviving Spouse requests an earlier distribution.

(ii)                                  If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)                               If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(iv)                              If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Plan Section 21.2(b), other than Plan Section 21.2(b)(i), will apply as if the surviving Spouse were the Participant.

For purposes of this subsection (b) and Plan Section 21.4, unless Plan Section 21.2(b)(iv) applies, distributions are considered to begin on the

Participant’s required beginning date. If Plan Section 21.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Plan Section 21.2(b)(i).

(c)                                  Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Plan Sections 21.3 and 21.4.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.  If the value of the Participant’s Accrued Balance is $1,000 or less and notice is provided under Plan Section 12.16, and unless the Participant elects a Direct Rollover of all or part of his or her Accrued Balance to an eligible retirement plan, then distribution of such Accrued Balance shall be made in a lump sum.

21.3                        Required Minimum Distributions During Participant’s Lifetime.

(a)                                 Amount of Required Minimum Distribution for Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)                                     the quotient obtained by dividing the Participant’s Account balance by the distribution period in the uniform lifetime table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)                                  if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(b)                                 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Plan Section 21.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

21.4                        Required Minimum Distributions After Participant’s Death.

(a)                                 Death on or After Date Distributions Begin.

(i)                                     Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Vested Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(A)                               The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(B)                               If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C)                               If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)                                  No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)                                 Death Before Date Distributions Begin.

(i)                                     Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Vested Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Plan Section 21.4(a).

(ii)                                  No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(iii)                               Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Plan Section 21.2(b)(i), this Plan Section 21.4(b) will apply as if the surviving Spouse were the Participant.

21.5                        Definitions.

(a)                                 Designated beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4, Q&A-4.

(b)                                 Distribution Calendar Year.  A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Plan Section 21.2(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)                                  Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(d)                                 Participant’s Account Balance. The value of the Participant’s Vested Account as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts Rolled Over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)                                  Required Beginning Date. The Required Beginning Date for a Participant shall be determined as follows:

(i)                                     For a Participant who is a five percent owner (as defined in Code Section 416), the Required Beginning Date is the April 1 following the calendar year in which the Participant attains age seventy and one-half (70 ½).

(ii)                                  For a Participant who is not a five percent (5%) owner, the Required Beginning Date is the April 1 following the later of (A) the calendar year in which the Participant attains age seventy and one-half (70 ½), and (B) the calendar year in which the Participant retires.

21.6                        2009 Required Minimum Distribution Waiver.

Effective for required minimum distributions under the Plan solely for the calendar year beginning January 1, 2009, notwithstanding anything else in this Article XXI, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”) under the “Worker, Retiree and Employer Recovery Act of 2008” (WRERA), and who would have satisfied that requirement by receiving distributions that are (a) equal to the 2009 RMDs, or (b) in one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the participant and the Participant’s designated Beneficiary, or for a period of at least ten (10) years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distribution.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity nonetheless to elect to receive the distributions described in the preceding sentence, or any greater or lesser amount.  In addition, notwithstanding Plan Section 12.12, and solely for purposes of applying the Direct Rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs (both as defined above), if made on the direction of the Participant or Beneficiary, will be treated as eligible rollover distributions. RMDs must recommence in 2010.

ARTICLE XXII
MISCELLANEOUS PROVISIONS

22.1                        Exclusive Benefit.  The Plan and the Fund provided for hereunder are created for the exclusive benefit of the Participants and their Beneficiaries.  Under no circumstances whatsoever shall any assets of the Fund ever revert to, or be used or enjoyed by, the Employer, or any successor thereto, nor shall any such assets ever be used other than for the exclusive benefit of the Participants or their Beneficiaries.

22.2                        Rights in Fund.  No Participant (including for purposes of this Plan Section 22.2, a former Participant with a remaining Account) or Beneficiary shall have any legal or equitable right or interest in the Fund established hereunder, except as expressly provided for herein, and no Employee shall be deemed to possess a right to share in any moneys allocated by the Recordkeeper as hereinabove set forth, except as herein provided.

22.3                        Rights to Benefits.  Participation in the Plan shall not give any Participant (including for purposes of this Plan Section 22.3, a former Participant with a remaining Account) the right to be retained in the service of the Employer or any right or claim to a benefit hereunder unless the right to such benefit is provided for herein.

22.4                        Nondiscrimination.  All decisions of the Administrator hereunder shall be made in a uniform, nondiscriminatory manner.

22.5                        Mergers.  The Plan shall not be automatically terminated by the Employer’s acquisition by, or merger into, any other company.  The Plan shall be continued after such merger if the successor company agrees to continue the Plan.  All rights to amend or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger.

The merger or consolidation with, or transfer of assets and liabilities to, any other qualified retirement plan shall be permitted only if the benefit each Participant (including for purposes of this Plan Section 22.5, a former Participant with a remaining Account) would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan been terminated immediately before any such transaction.

22.6                        Right to Accrued Benefit.  A Participant (including for purposes of this Plan Section 22.6, a former Participant with a remaining Account) shall not, with or without cause, be divested of any portion of his Account that is Vested under the terms of the Plan.

22.7                        No Duplication.  Notwithstanding any other provisions of the Plan, a former Participant shall not be entitled to payment of duplicate benefits upon again becoming a Participant.

22.8                        Headings.  The headings of the Sections herein are for reference only.  In the event of a conflict between such a heading and the content of a Section, the content of the Section shall control.

22.9                        Incapacity.  If any person to whom a benefit is payable hereunder is an infant, or if the Administrator determines that any person to whom a benefit is payable is incapable by reason of physical or mental disability of taking care of his own affairs, the Administrator shall have power to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Administrator or the Funding Agent to see to the application of such payments.  Payments made pursuant to such power shall operate as a complete discharge of the obligation of the Employer, the Fund, the Funding Agent, the Administrator, the Recordkeeper, and the Co-Fiduciary to make such payments.

22.10                 Gender and Number.  Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

22.11                 Governing Law.  The interpretation of the provisions hereof and the administration of the Plan shall be governed, to the extent applicable, by ERISA and, to the extent ERISA is not applicable, by the laws of Connecticut.  The venue for any action under or relating to the Plan is the United States District Court of Connecticut.

22.12                 Delegation of Authority by Participating Companies.  Each Participating Company irrevocably grants to the Board, the Administrator, the Co-Fiduciary, and the Funding Agent exclusive authority to exercise all the powers conferred on them by the terms of the Plan, including the power vested in the Board or Administrator to amend the Plan, and each Participating Company irrevocably appoints the Board, the Administrator, the Co-Fiduciary, and the Funding Agent as its agents for such purposes.  In addition, each Participating Company shall automatically become a party to the Funding Agreement without further action on its part.

22.13                 Additional Contributions and Adjustments.  An Employer may contribute such additional amounts, and may direct the Funding Agent or Administrator to make such adjustments to, and distributions from, Participants’ Accounts, to the extent necessary to (a) correct any operational failure pursuant to the Internal Revenue Service’s Employee Plans Compliance Resolution System or any successor system, policy or program to the foregoing; or (b) correct any breach of fiduciary responsibility or duty pursuant to the U.S. Department of Labor’s Voluntary Fiduciary Correction Program or any successor program, system or policy to the foregoing.

22.14                 Charges to Participants’ Accounts.  The Administrator may direct the Recordkeeper and Trustee to debit the Account of any Participant (including for purposes of this Plan Section 22.14, a former Participant with a remaining Account balance) as of any Valuation Date in the amount of any reasonable expense attributable to such Participant’s exercise of control over his or her Account since the preceding Valuation Date.  The Administrator shall establish, in writing, reasonable procedures to inform Participants that such expenses may be charged to their Accounts pursuant to this Section, to inform each Participant at least annually of the actual expenses incurred with respect to his or her Account, and to otherwise carry out this Section.  The Administrator shall follow a uniform and nondiscriminatory policy in charging reasonable expenses to the Account of a Participant pursuant to this Section.  For purposes of this Section, a Participant’s “exercise of control over his or her Account” shall include but not be limited to the following:

(a)                                 a request for a loan pursuant to Plan Section 13.4;

(b)                                 a request for a withdrawal pursuant to Plan Section 13.1 or 13.3; and

(c)                                  any Filing pursuant to Plan Section 9.2.

IN WITNESS WHEREOF, Eversource Energy Service Company has caused this Plan to be executed by it duly authorized officer this 14th day of November, 2018.

Eversource Energy Service Company

/s/ CHRISTINE CARMODY
By: Christine Carmody
Title: Executive Vice President, Human Resources and Information Technology

APPENDIX A
ASSOCIATE COMPANIES
(as of January 1, 2018)

(a)                                 The Connecticut Light and Power Company

(b)                                 Western Massachusetts Electric Company

(c)                                  Public Service Company of New Hampshire

(d)                                 Select Energy, Inc.

(e)                                  Yankee Gas Services Company

(f)                                   Select Energy Contracting, Inc.

(g)                                  NSTAR Gas

(h)                                 NSTAR Electric

APPENDIX B
PARTICIPATING COMPANIES AND ESOP EMPLOYERS
(as of January 1, 2018)

(a)                                 The Connecticut Light and Power Company

(b)                                 Western Massachusetts Electric Company

(c)                                  Public Service Company of New Hampshire

(d)                                 Select Energy, Inc.

(e)                                  Yankee Gas Services Company

(f)                                   Select Energy Contracting, Inc.

(g)                                  NSTAR Gas

(h)                                 NSTAR Electric

APPENDIX C
K-VANTAGE EMPLOYERS
(as of January 1, 2018)

(a)                                 The Connecticut Light and Power Company

(b)                                 Western Massachusetts Electric Company

(c)                                  Public Service Company of New Hampshire

(d)                                 Select Energy, Inc.

(e)                                  Yankee Gas Services Company

(f)                                   Select Energy Contracting, Inc.

(g)                                  NSTAR Gas

(h)                                 NSTAR Electric